Exhibit 10.9

LEASE

by and between

BMR-34790 ARDENTECH COURT LLC,

a Delaware limited liability company

and

THE MACROFLUX CORPORATION,

a Delaware corporation

LEASE

THIS LEASE (this “Lease”) is entered into as of this 1st day of May, 2007 (the “Execution Date”), by and between BMR-34790 ARDENTECH COURT LLC, a Delaware limited liability company (“Landlord”), and THE MACROFLUX CORPORATION, a Delaware corporation (“Tenant”).

RECITALS

WHEREAS, Landlord owns certain real property (the “Land”) and the building improvements thereon located at 34790 Ardentech Court in Fremont, California, including the building located thereon (the “Building”) in which the Premises (as defined below) are located (the Land, the Building and any other improvements located on the Land are referred to herein as the “Property”); and

WHEREAS, Landlord wishes to lease to Tenant, and Tenant desires to lease from Landlord, the Premises (as defined below) pursuant to the terms and conditions of this Lease, as detailed below.

AGREEMENT

NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:

1. Lease of Premises. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the premises, which shall consist of the Building (the “Premises”).

2. Basic Lease Provisions. For convenience of the parties, certain basic provisions of this Lease are set forth herein. The provisions set forth herein are subject to the remaining terms and conditions of this Lease and are to be interpreted in light of such remaining terms and conditions.

2.1 This Lease shall take effect upon the date of execution and delivery hereof by all parties hereto and, except as specifically otherwise provided within this Lease, each of the provisions hereof shall be binding upon and inure to the benefit of Landlord and Tenant from the date of execution and delivery hereof by all parties hereto; provided, however, and notwithstanding the provisions of Section 3.1, Tenant’s repair obligations with respect to the Property shall not commence until the Tenant begins to occupy the Premises as provided in Section 4.4 below.

2.2 Rentable Area of the Premises: 55,588 sq. ft., subject to adjustment pursuant to the terms hereof

2.3 [Intentionally omitted]

2.4 [Intentionally omitted]

2.5 [Intentionally omitted]

2.6 Initial Monthly Rental Installments of Basic Annual Rent: 55,588 s.f. x $2.49 per s.f. = $138,414.12, subject to adjustment pursuant to the terms hereof

2.7 Initial Basic Annual Rent: 55,588 s.f. x $2.49 per s.f. x 12 months = $1,660,969.44, subject to adjustment pursuant to the terms hereof

2.8 Estimated Term Commencement Date: January 1, 2008

2.9 Rent Commencement Date: Nine (9) months after the Term Commencement Date.

2.10 Estimated Term Expiration Date: December 31, 2017

2.11 Security Deposit: $415,242.36

2.12 Permitted Use: General office, research and development, engineering, laboratory, manufacturing, assembly, warehousing and related uses in conformity with Applicable Laws (as defined below)

2.13 Address for Rent Payment:	BMR-34790 Ardentech Court LLC
P.O. Box 511215
Los Angeles, California 90051-2997

2.14 Address for Notices to Landlord:	BMR-34790 Ardentech Court LLC
17140 Bernardo Center Drive, Suite 222
San Diego, California 92128
Attn: General Counsel

2.15 Address for Notices to Tenant:	Prior to Tenant’s occupancy in the Premises:
2000 Charleston Road
Mountain View, California 94043
Attn: Doran Donnelly; and
Attn: Scott Hipsley

After Tenant’s occupancy of the Premises:

At the Premises
Attn: Chief Financial Officer; and
Attn: Director of Facilities

2.16 The following Exhibits are attached hereto and incorporated herein by reference:

Exhibit A	Rules and Regulations
Exhibit B	Form of Estoppel Certificate
Exhibit C	Work Letter
Exhibit D	Acknowledgement of Occupancy Date with Respect to Early Access Premises
Exhibit E	Form of Additional Tenant Improvement Allowance Acceptance Letter
Exhibit F	Form of Acknowledgement of Term Commencement Date and Term Expiration Date

3. Term.

3.1 This Lease shall take effect upon the date of execution and delivery hereof by all parties hereto and, except as specifically otherwise provided within this Lease, each of the provisions hereof shall be binding upon and inure to the benefit of Landlord and Tenant from the date of execution and delivery hereof by all parties hereto.

3.2 The actual term of this Lease (the “Term”) shall be that period from the actual Term Commencement Date as defined in Section 4.2 below through the Term Expiration Date, subject to earlier termination of this Lease as provided herein.

3.3 Tenant shall have the right to terminate this Lease at any time effective after the seventh (7th) anniversary of the Term Commencement Date upon twelve (12) months’ prior written notice to Landlord; provided that Tenant shall pay to Landlord prior to the effective date of such termination (a) an early termination fee equal to One Million Dollars ($1,000,000) and (b) the unamortized portion (amortized on a straight line basis over the Term) of (i) any leasing commissions and (ii) the Total TI Allowance (as defined below). Notwithstanding the foregoing, if Tenant exercises the Expansion Option (as defined below), then this Section 3.3 shall therafter be void and of no further force or effect.

4. Possession and Term Commencement Date.

4.1 Landlord shall tender possession on the Execution Date. Upon completion of Tenant’s Work (as defined in the Work Letter attached as Exhibit C hereto (the “Work Letter”)), Tenant shall deliver to Landlord (y) a certificate of occupancy for the Premises suitable for the Permitted Use and (z) a Certificate of Substantial Completion in the form of the American Institute of Architects document G704, executed by the project architect and the general contractor.

4.2 This Lease shall commence (the “Term Commencement Date”) on the earlier of (a) substantial completion of the Tenant Improvements (as defined below) and (b) January 1, 2008. Tenant shall execute and deliver to Landlord written acknowledgment of the actual Term Commencement Date and the Term Expiration Date within ten (10) days after the Term Commencement Date, in the form attached as Exhibit F hereto. Failure to execute and deliver such acknowledgment, however, shall not affect the Term Commencement Date or Landlord’s or Tenant’s liability hereunder. Failure by Tenant to obtain validation by any medical review board or other similar governmental licensing of the Premises required for the Permitted Use by Tenant shall not serve to extend the Term Commencement Date.

4.3 Prior to entering upon the Premises, Tenant shall furnish to Landlord evidence satisfactory to Landlord that insurance coverages required of Tenant under the provisions of Section 21 are in effect, and such entry shall be subject to all the terms and conditions of this Lease other than the payment of Basic Annual Rent or Additional Rent (as defined below).

4.4 Tenant shall have the right, subject to the terms and conditions of this Lease and the obtaining of the items in Section 41.17, to occupy (a) the Premises for purposes of planning and constructing the Tenant Improvements (as defined below) and (b) portions, but not the entirety, of the office and laboratory areas of the Premises (such portions under (b), the “Early Access Premises”) for the office, research and laboratory uses consistent with the Permitted Use prior to the Term Commencement Date; provided that (x) Tenant has provided Landlord with evidence of insurance as required by this Lease, (y) Tenant pays to Landlord as Additional Rent Five Thousand Dollars ($5,000) per month (prorated for the first (1st) month if a partial month) for any time during which Tenant uses the Early Access Premises pursuant to this Section 4.4 and (z) with respect to (b) above, (i) Tenant has substantially completed the Tenant Improvements with respect to the Early Access Premises, (ii) Tenant has provided Landlord with a copy of a temporary certificate of occupancy for the Early Access Premises, (iii) Tenant’s obligation to pay for Building utilities with respect to the Early Access Premises shall commence as of the date Tenant takes occupancy of the Early Access Premises and (iv) Tenant has provided Landlord with a signed copy of the acknowledgement attached as Exhibit D hereto.

4.5 Tenant Improvements.

(a) Tenant shall cause to be constructed the tenant improvements in the Premises (the “Tenant Improvements”) pursuant to the Work Letter at a cost to Landlord (the “Tenant Improvement Allowance”) not to exceed Four Million One Hundred Sixty-Nine Thousand One Hundred Dollars ($4,169,100) (based upon Seventy-Five Dollars ($75) per rentable square foot), which amount shall include the costs of (a) construction (including interior demolition and demolition of the outdoor utility shed in the service yard and required off-site utilities), (b) project management by Landlord (which fee shall not exceed two percent (2%) of the Total TI Allowance, up to a maximum of One Hundred Thousand Dollars ($100,000)), (c) space planning, architect, construction management, engineering and other related services and (d) building permits and other planning and inspection fees.

(b) In addition to the Tenant Improvement Allowance, Landlord shall, upon Tenant’s written request in the form of Exhibit E attached hereto, make available to Tenant for construction of the initial Tenant Improvements (i) One Million Three Hundred Eighty-Nine Thousand Seven Hundred Dollars ($1,389,700), based upon Twenty-Five Dollars ($25) per rentable square foot (the “First Additional TI Allowance”), (ii) an additional One Million Three Hundred Eighty-Nine Thousand Seven Hundred Dollars ($1,389,700), based upon Twenty-Five Dollars ($25) per rentable square foot (the “Second Additional TI Allowance”), and (iii) an additional One Million Three Hundred Eighty-Nine Thousand Seven Hundred Dollars ($1,389,700), based upon Twenty-Five Dollars ($25) per rentable square foot (the “Third

Additional TI Allowance” and, collectively with the Tenant Improvement Allowance and the First Additional TI Allowance and Second Additional TI Allowance, the “Total TI Allowance”). Tenant shall repay to Landlord, in equal monthly installments as Additional Rent (as defined below), (x) any amount of the First Additional TI Allowance drawn by Tenant amortized at a rate of nine percent (9%) over the period (i) commencing on the date on which Landlord funds the final portion of the First Additional TI Allowance drawn by Tenant and (ii) ending upon expiration of the initial Term, (y) any amount of the Second Additional TI Allowance drawn by Tenant amortized at a rate of nine and one-half percent (9.5%) over the period (i) commencing on the date on which Landlord funds the final portion of the Second Additional TI Allowance drawn by Tenant and (ii) ending upon expiration of the initial Term, and (z) any amount of the Third Additional TI Allowance drawn by Tenant amortized at a rate of ten percent (10%) over the period (i) commencing on the date on which Landlord funds the final portion of the Third Additional TI Allowance drawn by Tenant and (ii) ending upon expiration of the initial Term. If the total cost of the Tenant Improvements exceeds Eight Million Three Hundred Thirty-Eight Thousand Two Hundred Dollars ($8,338,200), then the overage shall be paid by Tenant. Tenant shall have until August 1, 2008, to expend the unused portion of the Total TI Allowance, after which date Landlord’s obligation to fund such costs shall expire.

5. Rent.

5.1 Tenant shall pay to Landlord as Basic Annual Rent for the Premises, commencing on the Rent Commencement Date, the sum set forth in Section 2.7, subject to the rental adjustments provided in Section 6 hereof. Basic Annual Rent shall be paid in equal monthly installments as set forth in Section 2.6, subject to the rental adjustments provided in Section 6 hereof, each in advance on the first day of each and every calendar month during the Term. The Rentable Area of the Premises shall be deemed the square footage of the Building for purposes of this Lease, including determination of Basic Annual Rent and any other costs allocated to Tenant on the basis of the square footage of the Premises or the Building.

5.2 In addition to Basic Annual Rent, Tenant shall pay to Landlord as additional rent (“Additional Rent”) at times hereinafter specified in this Lease (a) amounts of Insurance Costs and Taxes (each as defined below) and (b) any other amounts that Tenant assumes or agrees to pay under the provisions of this Lease that are owed to Landlord, including, without limitation, any and all other sums that may become due by reason of any default of Tenant or failure on Tenant’s part to comply with the agreements, terms, covenants and conditions of this Lease to be performed by Tenant, after notice and the lapse of any applicable cure periods.

5.3 Basic Annual Rent and Additional Rent shall together be denominated “Rent.” Rent shall be paid to Landlord, without abatement, deduction or offset (except as expressly provided in this Lease), in lawful money of the United States of America at the office of Landlord as set forth in Section 2.13 or to such other person or at such other place as Landlord may from time designate in writing. In the event the Term commences or ends on a day other than the first day of a calendar month, then the Rent for such fraction of a month shall be prorated for such period on the basis of the number of days in that month and shall be paid at the then-current rate for such fractional month.

6. Rent Adjustments. The Basic Annual Rent shall be subject to an annual upward adjustment of three percent (3%) of the then-current Basic Annual Rent. The first such adjustment shall become effective commencing with that monthly rental installment that is due on or after the first (1st) annual anniversary of the Term Commencement Date, and subsequent adjustments shall become effective on every successive annual anniversary for so long as this Lease continues in effect.

7. Taxes.

7.1 Commencing with the Rent Commencement Date and continuing for each calendar year or, at Landlord’s option, tax year (each such “tax year” being a period of twelve (12) consecutive calendar months for which the applicable taxing authority levies or assesses Taxes), for the balance of the Term, Tenant shall pay to Landlord the amount of all Taxes levied and assessed for any such year upon the Property. “Taxes” shall mean all government impositions including, without limitation, property tax costs consisting of real and personal property taxes and assessments (including amounts due under any improvement bond upon the Property or any portion thereof, including the parcel or parcels of real property upon which the Building is located or assessments levied in lieu thereof) imposed by any federal, state, regional, local or municipal governmental authority, agency or subdivision (each, a “Governmental Authority”) on the Property or improvements thereon, any tax on or measured by gross rentals received from the rental of space in the Building, or tax based on the square footage of the Premises or the Building as well as any parking charges, utilities surcharges, or any other costs levied, assessed or imposed by, or at the direction of, or resulting from statutes or regulations, or interpretations thereof, promulgated by any Governmental Authority in connection with the use or occupancy of the Premises or the parking facilities serving the Premises; any tax on this transaction or this Lease; provided, however, that “Taxes” shall in no event include any franchise or income tax or any tax based on net rentals received from the rental of space in the Building. In addition, “Taxes” shall not include and Tenant shall not be required to pay any portion of any tax or assessment expense or any increase therein (a) levied on Landlord’s rental income, unless such tax or assessment is imposed in lieu of real property taxes; (b) imposed on land other than the Land or on improvements other than those located on the Land; or (c) attributable to Landlord’s net income, inheritance, gift, transfer, estate or state income taxes. Any amount paid by Tenant for any partial year of the Term shall be prorated on the basis of the number of days of such partial year. Payment shall be made in the following manner: Tenant shall pay to Landlord the amounts owed under this Section 7 within thirty (30) days after Landlord gives notice to Tenant of the amount of such Taxes payable by Tenant (or not less than twenty (20) days prior to delinquency, whichever is later). Landlord also shall provide Tenant with a copy of the applicable tax bill or tax statement from the relevant taxing authority. Notwithstanding the foregoing, if Applicable Laws allow any such Taxes to be paid in installments, then Tenant may make such payments to Landlord in installments, provided that each such installment shall be payable to Landlord not less than twenty (20) days prior to the date upon which payment of the applicable installment to the taxing authority becomes delinquent. In addition to any other amounts due from Tenant to Landlord, if Tenant fails to pay Taxes to Landlord as herein required, Tenant shall pay to Landlord the amount of any interest, penalties or late charges imposed for late payment. “Applicable Laws” means all laws, codes, ordinances, rules and regulations of Governmental Authorities having jurisdiction over the Property or any portion thereof, or over Landlord or Tenant.

(a) If the Premises are separately assessed, Tenant shall have the right, by appropriate proceedings, to protest or contest in good faith any assessment or reassessment of Taxes, any special assessment, or the validity of any Taxes or of any change in assessment or tax rate; provided, however, that prior to any such challenge Tenant must either (i) pay the Taxes alleged to be due in their entirety and seek a refund from the appropriate authority or (ii) post a bond in an amount sufficient to ensure full payment of the Taxes, including any potential interest, late charges and penalties. Upon a final determination with respect to any such contest or protest, Tenant shall promptly pay to the appropriate Governmental Authority all sums found to be due with respect thereto. In any such protest or contest, Tenant may act in its own name, and at the request of Tenant, Landlord shall cooperate with Tenant in any way Tenant may reasonably require in connection with such contest or protest, including signing such documents as Tenant reasonably shall request, provided that such cooperation shall be at no expense to Landlord and shall not require Landlord to attend any appeal or other hearing. Any such contest or protest shall be at Tenant’s sole expense, and if any penalties, interest or late charges become payable with respect to the Taxes as a result of such contest or protest, Tenant shall pay the same.

(b) If Tenant obtains a refund as the result of Tenant’s protest or contest, and subject to Tenant’s obligation to pay Landlord’s costs (if any) associated therewith, Tenant shall be entitled to such refund to the extent it relates to the Premises during the Term.

7.2 Tenant shall be solely responsible for the payment of any and all taxes levied upon personal property and trade fixtures located upon the Premises, and shall pay the same at least twenty (20) days prior to delinquency.

7.3 If, at any time during the Term under the laws of any Governmental Authority, a tax or excise on rent or any other tax howsoever described is levied or assessed by any such political body against Landlord on account of rentals payable to Landlord hereunder, such tax or excise, to the extent assessed in lieu of real property taxes, shall be considered “Taxes” for the purposes of this Section 7, although any amount assessed against Landlord as state or federal income tax shall not be deemed “Taxes.”

7.4 To the extent Landlord is required by a lender, Tenant shall timely pay all tax and insurance impound payments due on the Property.

7.5 Within five (5) business days after the end of each calendar month, Tenant shall submit to Landlord an invoice, or, in the event an invoice is not available, an itemized list, of all costs and expenses that (a) Tenant has incurred (either internally or by employing third parties) during the prior month and (b) for which Tenant reasonably believes it is entitled to reimbursements from Landlord pursuant to the terms of this Lease or that Tenant reasonably believes is the responsibility of Landlord pursuant to this Lease or the Work Letter.

8. Rentable Area.

8.1 The term “Rentable Area” as set forth in Section 2 and as referenced within the Work Letter, and as may otherwise be referenced within this Lease, shall reflect such area as has been reasonably calculated by Landlord’s architect and is deemed to be 55,588 square feet.

8.2 The “Rentable Area” of the Building is generally determined by making separate calculations of Rentable Area applicable to each floor within the Building and totaling the Rentable Area of all floors within the Building. The Rentable Area of a floor is computed by measuring to the outside finished surface of the permanent outer Building walls. The full area calculated as previously set forth is included as Rentable Area, without deduction for columns and projections or vertical penetrations, including stairs, elevator shafts, flues, pipe shafts, vertical ducts and the like, as well as such items’ enclosing walls.

9. Security Deposit.

9.1 Tenant has deposited with Landlord a letter of credit in the sum set forth in Section 2.11 (the “Security Deposit”), which letter of credit shall be held by Landlord as security for the faithful performance by Tenant of all of the terms, covenants and conditions of this Lease to be kept and performed by Tenant during the period commencing on the Execution Date and ending upon the expiration or termination of this Lease. If Tenant defaults beyond applicable notice and cure periods with respect to any provision of this Lease, including, but not limited to, any provision relating to the payment of Rent, then Landlord may (but shall not be required to) use, apply or retain all or any part of the Security Deposit for the payment of any Rent or any other sum in default, or to compensate Landlord for any other loss or damage that Landlord may suffer by reason of Tenant’s default. If any portion of the Security Deposit is so used or applied, then Tenant shall, within ten (10) days following demand therefor, deposit cash or a new or updated letter of credit with Landlord in an amount sufficient to restore the Security Deposit to its original amount, and Tenant’s failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep this Security Deposit separate from its general fund, and Tenant shall not be entitled to interest on the Security Deposit. In lieu of a letter of credit, Tenant may deposit cash with Landlord.

9.2 In the event of bankruptcy or other debtor-creditor proceedings against Tenant, the Security Deposit shall be deemed to be applied first to the payment of Rent and other charges due Landlord for all periods prior to the filing of such proceedings.

9.3 Landlord may deliver to any purchaser of Landlord’s interest in the Premises the funds deposited hereunder by Tenant, and thereupon, provided the purchaser assumes in writing all of Landlord’s obligations under this Lease, Landlord shall be discharged from any further liability with respect to such deposit. This provision shall also apply to any subsequent transfers.

9.4 Provided Tenant has surrendered the Premises to Landlord, the Security Deposit, or any balance thereof (after Landlord has made appropriate deductions, if any, to restore the condition of the Premises to that required by the Lease and to cure any other defaults by Tenant under the Lease), shall be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder) within thirty (30) days after the expiration or earlier termination of this Lease.

10. Use.

10.1 Tenant shall use the Premises only for the purpose set forth in Section 2.12, and shall not use the Premises, or permit or suffer the Premises to be used, for any other purpose without Landlord’s prior written consent, which consent Landlord may withhold in its reasonable discretion.

10.2 Tenant shall not use or occupy the Premises in violation of Applicable Laws; zoning ordinances; or the certificate of occupancy issued for the Building, and shall, upon five (5) days’ written notice from Landlord, discontinue any use of the Premises that is declared or claimed by any Governmental Authority having jurisdiction to be a violation of any of the above, or that in Landlord’s reasonable opinion violates any of the above. Tenant shall comply with any direction of any Governmental Authority having jurisdiction that shall, by reason of the nature of Tenant’s use or occupancy of the Premises, impose any duty upon Tenant or Landlord with respect to the Premises or with respect to the use or occupation thereof.

10.3 Tenant shall not do or permit to be done anything that will invalidate or increase the cost (unless Tenant pays such increase) of any fire, environmental, extended coverage or any other insurance policy covering the Property, and shall comply with all rules, orders, regulations and requirements of the insurers of the Property, and Tenant shall promptly, upon demand, reimburse Landlord for any additional premium charged for such policy by reason of Tenant’s failure to comply with the provisions of this Section.

10.4 Tenant shall keep all doors opening onto public corridors closed, except when in use for ingress and egress.

10.5 No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made to existing locks or the mechanisms thereof without Landlord’s prior written consent; provided, however, subject to Landlord’s consent as to the details thereof, which consent shall not be unreasonably withheld or delayed, Landlord Tenant shall be permitted to modify or add to the current security system and master key system for the Premises. Tenant shall, upon termination of this Lease, return to Landlord all keys to offices and restrooms either furnished to or otherwise procured by Tenant. In the event any key so furnished to Tenant is lost, Tenant shall pay to Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such change.

10.6 No awnings or other projections shall be attached to any outside wall of the Building. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises other than Landlord’s standard window coverings without Landlord’s prior written consent, which shall not be unreasonably withheld or delayed. Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without Landlord’s prior written consent which shall not be unreasonably withheld or delayed, nor shall any bottles, parcels or other articles be placed on the windowsills. No equipment, furniture or other items of personal property shall be placed on any exterior balcony without Landlord’s prior written consent which shall not be unreasonably withheld or delayed.

10.7 No sign, advertisement or notice shall be exhibited, painted or affixed by Tenant on any part of the exterior of the Building or on the Property without Landlord’s prior written consent. Tenant shall have the right to signage that is both (a) approved in advance by Landlord and (b) in compliance with Applicable Laws, including, without limitation, City of Fremont codes.

10.8 Tenant shall cause any office equipment or machinery to be installed in the Premises so as to reasonably prevent sounds or vibrations therefrom from extending into other offices in the Building.

10.9 Tenant shall not use or allow the Property to be used for immoral, unlawful or objectionable purposes, nor shall Tenant knowingly cause, maintain or permit any nuisance or waste in, on or about the Property.

10.10 Notwithstanding any other provision herein to the contrary, Tenant shall be responsible for all liabilities, costs and expenses arising out of or in connection with the compliance of the Premises with the Americans with Disabilities Act, 42 U.S.C. § 12101, et seq. (together with regulations promulgated pursuant thereto, the “ADA”), and Tenant shall indemnify, defend and hold harmless Landlord from and against any loss, cost, liability or expense (including reasonable attorneys’ fees and disbursements) arising out of any failure of the Premises to comply with the ADA. The provisions of this Section 10.10 shall survive the expiration or earlier termination of this Lease. Landlord shall be responsible for causing the Building core and shell and outdoor walkways to be delivered to Tenant in compliance with Applicable Laws, taking into account the core and shell condition of the Building. From and after such date, Tenant shall be responsible for causing the Building and outdoor walkways to comply with Applicable Laws. Notwithstanding anything to the contrary herein, if such work, if characterized as a repair or replacement, would be the obligation of Landlord to perform under Section 18.4 hereof, then Landlord shall perform such work and Tenant shall reimburse Landlord for such costs, amortized over the useful life of such improvements as Landlord shall reasonably determine, in equal monthly payments on the first day of each month for the remainder of the then-current Term. In all other cases, Tenant shall pay the costs of such compliance directly.

11. Brokers.

11.1 Landlord and Tenant each represent and warrant to the other that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease other than CRESA Partners (“Tenant’s Broker”), which represented Tenant, and NAI BT Commercial (collectively with Tenant’s Broker, “Brokers”), and that it knows of no other real estate broker or agent that is or might be entitled to a commission in connection with this Lease. Landlord shall compensate Tenant’s Broker in relation to this Lease pursuant to a separate agreement between Landlord and Tenant’s Broker.

11.2 Tenant represents and warrants that no broker or agent has made any representation or warranty relied upon by Tenant in Tenant’s decision to enter into this Lease, other than as contained in this Lease.

11.3 Tenant acknowledges and agrees that the employment of brokers by Landlord is for the purpose of solicitation of offers of leases from prospective tenants and that no authority is granted to any broker to furnish any representation (written or oral) or warranty from Landlord unless expressly contained within this Lease. Landlord is executing this Lease in reliance upon Tenant’s representations and warranties contained within Sections 11.1 and 11.2.

12. Holding Over.

12.1 If, with Landlord’s prior written consent, Tenant holds possession of all or any part of the Premises after the Term, Tenant shall become a tenant from month to month after the expiration or earlier termination of the Term, and in such case Tenant shall continue to pay (a) the Basic Annual Rent in accordance with Section 5, as adjusted in accordance with Section 6, and (b) any amounts for which Tenant would otherwise be liable under this Lease if this Lease were still in effect, including, without limitation, payments for Taxes and insurance. Any such month-to-month tenancy shall be subject to every other term, covenant and agreement contained herein.

12.2 Notwithstanding the foregoing, if Tenant remains in possession of the Premises after the expiration or earlier termination of the Term without Landlord’s prior written consent, Tenant shall become a tenant at sufferance subject to the terms and conditions of this Lease, except that the monthly base rent shall be equal to one hundred fifty percent (150%) of the Basic Annual Rent in effect during the last thirty (30) days of the Term.

12.3 Acceptance by Landlord of Rent after the expiration or earlier termination of the Term shall not result in an extension, renewal or reinstatement of this Lease.

12.4 The foregoing provisions of this Section 12 are in addition to and do not affect Landlord’s right of reentry or any other rights of Landlord hereunder or as otherwise provided by Applicable Laws.

13. Property Management Fee. Tenant shall pay to Landlord on the first day of each calendar month of the Term, as Additional Rent, the “Property Management Fee,” which shall equal two percent (2%) of all Rent due from Tenant; provided, however, that the Property Management Fee shall not apply to amounts owed by Tenant pursuant to Section 4.5(b) or to reimbursements made by Tenant to Landlord for Tenant’s use of utilities.

14. Condition of Premises. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of the Premises, or with respect to the suitability of the Premises for the conduct of Tenant’s business. Tenant’s taking of possession of the Premises shall, except as otherwise agreed to in writing by Landlord and Tenant, conclusively establish that the Premises were at such time in good, sanitary and satisfactory condition and repair. Notwithstanding the foregoing, Landlord shall deliver possession of the Premises to Tenant in compliance with all Applicable Laws, taking into account the core and shell condition of the Building.

15. Exterior Areas and Parking Facilities.

15.1 Tenant shall have the exclusive right to use the any areas on the Property outside of the Premises, subject to the rules and regulations adopted by Landlord and attached hereto as Exhibit A, together with such other reasonable and nondiscriminatory rules and regulations as are hereafter promulgated by Landlord in its reasonable discretion (the “Rules and Regulations”). Landlord expressly acknowledges that Tenant has the right to use (a) certain areas of the Property for exterior process-related components, including the current equipment yard and any reasonable area immediately adjacent thereto, subject to Landlord’s prior written consent, which Landlord shall not unreasonably withhold or delay, and (b) the roof for installation of equipment, including a satellite dish, provided that Tenant complies with Applicable Laws and any recorded covenants, conditions or restrictions governing the Property. Tenant shall faithfully observe and comply with the Rules and Regulations. Notwithstanding the foregoing, Tenant shall not be required to comply with any new rule or regulation unless the same does not unreasonably interfere with Tenant’s use of the Premises or Tenant’s parking rights and does not materially increase the obligations or decrease the rights of Tenant under this Lease; provided, however, that Tenant shall comply with any new rule or regulation that results from a change in Applicable Laws or is reasonably required by the insurance company providing insurance to Landlord in accordance with this Lease.

15.2 Tenant shall have a license to use all of the parking facilities on the Property. Tenant shall have the right to use all of the parking on the Property for its sole and exclusive use at no additional cost.

15.3 [Intentionally omitted]

15.4 Landlord reserves the right to reasonably modify the exterior areas of the Property, including the right to add or remove exterior landscaping and to subdivide real property.

16. Utilities and Services.

16.1 Tenant shall, at its sole cost and expense, promptly and properly observe and comply with (including in the making by Tenant of any alterations to the Premises) all present and future orders, regulations, directions, rules, laws, ordinances, and requirements of all Governmental Authorities arising from the use or occupancy of, or applicable to, the Premises or any portion thereof, except to the extent that such compliance is the responsibility of Landlord pursuant to Section 10.10 hereof.

16.2 Tenant shall, at Tenant’s sole cost and expense, procure and maintain contracts, with copies furnished promptly to Landlord after execution thereof, in customary form and substance for, and with contractors specializing and experienced in, the maintenance of the following equipment and improvements, if any, if and when installed on the Premises (a) HVAC equipment, (b) boilers and pressure vessels, (c) fire extinguishing systems, including fire alarm and smoke detection devices, (d) landscaping and irrigation systems, (e) roof coverings and drains, (f) clarifiers, (g) basic utility feeds to the perimeter of the Building and (h) any other equipment reasonably required by Landlord. Notwithstanding the foregoing, Landlord reserves the right, upon notice to Tenant, to procure and maintain any or all of such service contracts on commercially reasonable terms, and if Landlord so elects, Tenant shall reimburse Landlord, upon demand, for the costs thereof.

(a) Within sixty (60) days after the Rent Commencement Date, and within sixty (60) days after the beginning of each calendar year during the Term, Landlord shall give Tenant a written estimate for such calendar year of the cost of utilities, if not separately metered, Taxes and insurance provided by Landlord (“Insurance Costs”). Tenant shall pay such estimated amount to Landlord in advance in equal monthly installments beginning on the Rent Commencement Date. Within ninety (90) days after the end of each calendar year, Landlord shall furnish to Tenant a statement showing in reasonable detail the costs incurred by Landlord for Taxes, insurance and utilities, if applicable, during such year (the “Annual Statement”), and Tenant shall pay to Landlord the costs incurred in excess of the payments previously made by Tenant within thirty (30) days of receipt of the Annual Statement. In the event that the payments previously made by Tenant for the operation and maintenance of the Premises exceed Tenant’s obligation, such excess amount shall be credited by Landlord to the Rent or other charges next due and owing, provided that, if the Term has expired, Landlord shall remit such excess amount to Tenant. Tenant or its authorized representative shall have the right to inspect the books of Landlord at Landlord’s office, for the purpose of verifying the information contained in the Annual Statement. Notwithstanding anything to the contrary in this Lease, Tenant shall have no obligation to pay, perform, or reimburse Landlord for costs for which Landlord has received reimbursement from a third party; provided that Landlord shall use commercially reasonable efforts to collect reimbursements from third parties to which it is entitled. The parties acknowledge that casualty and condemnation are addressed in Sections 22 and 23 and that this Section 16.2 shall not apply to costs associated therewith.

16.3 Subject to the foregoing and this Section 16.4, Landlord shall furnish water, gas, light, power, electricity, telephone, trash pick-up and sewer services and utilities to the Premises at all times as are reasonable and customary for tenants engaged in Tenant’s business at the Premises. Tenant shall make all arrangements for and pay for all water, sewer, gas, heat, light, power, telephone service and any other service or utility Tenant required at the Premises. Landlord shall not be liable for, nor shall any eviction of Tenant result from, the failure to furnish any utility or service, whether or not such failure is caused by accident; breakage; repair; strike, lockout or other labor disturbance or labor dispute of any character; governmental regulation, moratorium or other governmental action (collectively, “Force Majeure”). In the event of such failure, Tenant shall not be entitled to termination of this Lease, any abatement or reduction of Rent, or relief from the operation of any covenant or agreement of this Lease. Tenant shall pay for, prior to delinquency of payment therefor, any utilities and services that may be furnished to the Property during or, if Tenant occupies the Premises after the expiration or earlier termination of the Term, after the Term.

16.4 Tenant shall not, without Landlord’s prior written consent, use any device in the Premises (including, without limitation, data processing machines) that will in any way increase the amount of ventilation, air exchange, gas, steam, electricity or water beyond the existing capacity of the Building as usually furnished or supplied for the use set forth in Section 2.12; provided, however, that Tenant shall be permitted with Landlord’s prior written consent to make any upgrades required to increase the capacity of the Building to the extent necessary to accommodate any such devices so long as Tenant otherwise complies with the provisions of Section 17 below.

17. Alterations.

17.1 Tenant shall make no alterations, additions or improvements (“Alterations”) in or to the Property without Landlord’s prior written approval, which approval Landlord shall not unreasonably withhold; provided, however, that in the event any proposed alteration, addition or improvement affects (a) any structural portions of the Building, including exterior walls, roof, foundation or core of the Building, (b) the exterior of the Building or (c) any Building systems, including elevator, plumbing, air conditioning, heating, electrical, security, life safety and power, then Landlord may withhold its approval with respect thereto in its reasonable discretion. Tenant shall, in making any such alterations, additions or improvements, use only those architects, contractors, suppliers and mechanics of which Landlord has given prior written approval, which approval shall be in Landlord’s reasonable discretion. In seeking Landlord’s approval, Tenant shall provide Landlord, at least ten (10) days in advance of any proposed construction, with plans, specifications, bid proposals, work contracts, requests for laydown areas and such other information concerning the nature and cost of the alterations as Landlord may reasonably request. Notwithstanding the foregoing, Tenant may construct non-structural Alterations in the Premises without Landlord’s prior approval, if the cost of any such project does not exceed Fifty Thousand Dollars ($50,000); provided, however, that (y) Tenant shall notify Landlord in writing at least five (5) business days prior to commencing any such Alterations the cost of which exceeds Ten Thousand Dollars ($10,000) in each instance or Fifty Thousand Dollars ($50,000) in any twelve (12) month period and (z) at least once each year, Tenant shall provide Landlord with complete “as-built” drawing print sets and electronic CADD files on disc showing any changes in the Premises since the date of the most recent drawing print sets and electronic CADD files delivered by Tenant to Landlord.

17.2 Tenant shall not construct or permit to be constructed partitions or other obstructions that might interfere with free access to mechanical installation or service facilities of the Building, or interfere with the moving of Landlord’s equipment to or from the enclosures containing such installations or facilities.

17.3 Tenant shall accomplish any work performed on the Premises in such a manner as to permit any fire sprinkler system and fire water supply lines to remain fully operable at all times.

17.4 Any work performed on the Premises by Tenant or Tenant’s contractors shall be done at such times and in such manner as Landlord may from time to time designate. Tenant covenants and agrees that all work done by Tenant or Tenant’s contractors shall be performed in full compliance with Applicable Laws.

17.5 Before commencing any work, Tenant shall give Landlord at least fourteen (14) days’ prior written notice of the proposed commencement of such work.

17.6 All alterations, attached equipment, decorations, fixtures, trade fixtures, additions and improvements, subject to Section 17.8, attached to or built into the Premises, made by either of the Parties, including, without limitation, all floor and wall coverings, built-in cabinet work and paneling, sinks and related plumbing fixtures, exterior venting fume hoods and walk-in freezers and refrigerators, ductwork, conduits, electrical panels and circuits, shall become the property of Landlord upon the expiration or earlier termination of the Term, and shall remain upon and be surrendered with the Premises as a part thereof.

17.7 Tenant shall repair any damage to the Premises caused by Tenant’s removal of any property from the Premises. During any such restoration period, Tenant shall pay Rent to Landlord as provided herein as if said space were otherwise occupied by Tenant. The provisions of this Section shall survive the expiration or earlier termination of this Lease.

17.8 Except with respect to those items paid for by Landlord (including as part of the Total TI Allowance), Tenant’s trade fixtures, furniture, equipment and other personal property installed in and upon the Premises (“Tenant’s Property”) shall at all times be and remain Tenant’s property, including Tenant’s process-related equipment that may be bolted to the floor or otherwise attached to the Premises but that can be removed without structural injury to the Premises or the Building. Landlord shall have no lien or other interest in any item of Tenant’s Property. Any Alterations performed by Tenant shall become the property of Landlord; provided, however, that, when Tenant submits plans for Alterations for Landlord’s approval, Tenant may request that Landlord, in which case Landlord shall be obligated to, indicate whether Tenant shall be required to or may remove such Alterations upon the expiration or earlier termination of this Lease. If Tenant shall fail to remove any of its effects from the Property prior to termination of this Lease that Landlord has directed Tenant to remove or fails to promptly repair all damage caused by such removal, then Landlord may, at its option, remove the same in accordance with Applicable Laws and store said effects without liability to Tenant for loss thereof or damage thereto, and Tenant shall pay Landlord, upon demand, any costs and expenses incurred due to such removal and storage or Landlord may, at its sole option and without notice to Tenant, sell such property or any portion thereof at private sale and without legal process for such price as Landlord may obtain and apply the proceeds of such sale against any (a) amounts due by Tenant to Landlord under this Lease and (b) any expenses incident to the removal, storage and sale of said personal property.

17.9 Notwithstanding any other provision of this Section 17 to the contrary, in no event shall Tenant remove any improvement from the Property as to which Landlord contributed payment, including, without limitation, the Tenant Improvements made pursuant to the Work Letter, without Landlord’s prior written consent, which consent Landlord may withhold in its sole and absolute discretion.

17.10 With regard to any Alterations performed by Tenant, Tenant shall (a) reimburse Landlord for Landlord’s out-of-pocket expenses incurred for plan review, coordination, scheduling and supervision thereof (which amount, for each set of Alterations, shall not exceed two percent (2%) of the costs incurred by Tenant to complete such Alterations) plus (b) for any set of Alterations costing in excess of One Hundred Thousand Dollars ($100,000), pay Landlord an additional fee of One Thousand Five Hundred Dollars ($1,500) (which amount, for each set of Alterations, shall not exceed two percent (2%) of the costs incurred by Tenant to complete such Alterations). For purposes of payment of the sum in Subsection (a) of this Section 17.10, Tenant shall submit to Landlord copies of all bills, invoices and statements covering the costs of such charges, accompanied by payment to Landlord of the fee set forth in this Section.

17.11 Within sixty (60) days after final completion of the Tenant Improvements (or any other alterations, improvement or additions performed by Tenant with respect to the Property), Tenant shall submit to Landlord documentation showing the amounts expended by Tenant (other than funds that constitute a portion of the Total TI Allowance) with respect to such Tenant Improvements (or any other alterations, improvement or additions performed by Tenant with respect to the Property), together with supporting documentation reasonably acceptable to Landlord.

17.12 Tenant shall require its contractors and subcontractors performing work on the Premises to name Landlord and its affiliates and lenders as additional insureds on their respective liability insurance policies.

18. Repairs and Maintenance.

18.1 Except as provided in Section 18.4 below, Tenant, at its sole cost and expense, shall maintain and keep the Property, and all appurtenances thereto, including but not limited to the Building, the Premises, sidewalks, parking areas, curbs, roads, driveways, lighting standards, landscaping, sewers, water, gas and electrical distribution systems and facilities, drainage facilities, and all signs, both illuminated and non-illuminated that are now or hereafter on the Property, in good condition and in a manner consistent with the Permitted Use. Subject to Section 18.4, Tenant shall make all repairs, replacements and improvements required (excluding those for the Building foundation, exterior walls (but including exterior painting and sealing), footings, Building slab and structural roof elements, for which Landlord shall make all necessary repairs, replacements and improvements (collectively, “Landlord’s Obligations”)) and shall keep the same free and clear from all rubbish and debris. All repairs made by Tenant shall be at least equal in quality to the original work, and shall be made only by a licensed, bonded contractor approved in advance by Landlord; provided, however, that such contractor need not be bonded or approved by Landlord if the non-structural alterations, repairs, additions or improvements to be performed do not exceed Fifty Thousand Dollars ($50,000) in value. Landlord may impose reasonable restrictions and requirements with respect to such repairs. Tenant shall not take or omit to take any action, the taking or omission of which shall cause waste, damage or injury to the Property. Tenant shall indemnify, defend (by legal counsel acceptable to Landlord) and hold harmless Landlord from and against any and all Claims (as defined below) arising out of the failure of Tenant or Tenant’s Agents to perform the covenants contained in this paragraph. “Tenant’s Agents” shall be defined to include Tenant’s officers, employees, agents, contractors, invitees, customers and subcontractors.

18.2 Tenant shall maintain the lines designating the parking spaces in good condition and paint the same as often as may be necessary, so that they are easily discernable at all times; resurface the parking areas as necessary to maintain them in good condition; paint any exterior portions of the Building as necessary to maintain them in good condition; maintain the roof and landscaping in good condition; maintain sightly screens, barricades or enclosures around any waste or storage areas; and take all reasonable precautions to insure that the drainage facilities of the roof are not clogged and are in good and operable condition at all times.

18.3 There shall be no abatement of Rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Property, or in or to improvements, fixtures, equipment and personal property therein.

18.4 During the Term, Landlord shall not be required to maintain or make any repairs or replacements of any nature or description whatsoever to the Property, except that Landlord shall be obligated to perform repairs and replacements at its sole cost and expense with respect to Landlord’s Obligations. In addition to Landlord’s Obligations, if any repairs or replacements to the Property that could constitute capital expenditures under generally accepted accounting principles cost more than Fifty Thousand Dollars ($50,000), Landlord shall perform such repairs or replacements and Tenant shall reimburse Landlord in equal monthly payments (including during any extension terms) on the first day of each month for the remainder of the then-current Term for any capital repairs or replacements the cost of which is greater than Fifty Thousand Dollars ($50,000) amortized over the useful life of such capital repairs or replacements as Landlord shall reasonably determine. Tenant hereby expressly waives the right to make repairs at the expense of Landlord as provided for in any Applicable Laws in effect at the time of execution of this Lease, or in any other Applicable Laws that may hereafter be enacted, and waives its rights under Applicable Laws relating to a landlord’s duty to maintain its premises in a tenantable condition. Notwithstanding the foregoing, if Tenant shall fail, after reasonable notice, to maintain or to commence and thereafter to proceed with diligence to make any repair required of it pursuant to the terms of this Lease, Landlord, without being under any obligation to do so and without thereby waiving such default by Tenant, may so maintain or make such repair and may charge Tenant for the costs thereof. Any expense reasonably incurred by Landlord in connection with the making of such repairs may be billed by Landlord to Tenant monthly or, at Landlord’s option, immediately, and shall be due and payable within ten (10) days after such billing or, at Landlord’s option, may be deducted from the Security Deposit.

18.5 Subject to Section 32.3 below, Landlord and Landlord’s agents shall have the right to enter upon the Premises or any portion thereof for the purposes of performing any repairs or maintenance Landlord is required or permitted to make pursuant to this Lease, and of ascertaining the condition of the Premises or whether Tenant is observing and performing Tenant’s obligations hereunder, all without unreasonable interference from Tenant or Tenant’s Agents. Except for emergency maintenance or repairs, the right of entry contained in this paragraph shall be exercisable at reasonable times, at reasonable hours and on reasonable notice.

18.6 [Intentionally omitted]

18.7 Tenant shall, upon the expiration or sooner termination of the Term, surrender the Premises to Landlord in as good of a condition as when received, and with any Tenant Improvements in good working order and repair, ordinary wear and tear excepted, and subject to the provisions of this Lease regarding casualty, condemnation and Hazardous Materials, and subject to Tenant’s rights hereunder to remove certain Alterations. Except as expressly provided in this Lease, Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof.

18.8 This Section 18 relates to repairs and maintenance arising in the ordinary course of operation of the Property and any related facilities. In the event of fire, earthquake, flood, vandalism, war or similar cause of damage or destruction, Section 22 shall apply in lieu of this Section 18.

19. Liens.

19.1 Subject to the immediately succeeding sentence, Tenant shall keep the Property free from any liens arising out of work performed, materials furnished or obligations incurred by Tenant. Tenant further covenants and agrees that any mechanic’s lien filed against the Property for work claimed to have been done for, or materials claimed to have been furnished to, shall be discharged or bonded by Tenant within ten (10) days after the filing thereof, at Tenant’s sole cost and expense.

19.2 Should Tenant fail to discharge or bond against any lien of the nature described in Section 19.1, Landlord may, at Landlord’s election, pay such claim or post a bond or otherwise provide security to eliminate the lien as a claim against title, and Tenant shall immediately reimburse Landlord for the costs thereof as Additional Rent.

19.3 In the event that Tenant leases or finances the acquisition of office equipment, furnishings or other personal property of a removable nature utilized by Tenant in the operation of Tenant’s business, Tenant warrants that any Uniform Commercial Code financing statement executed by Tenant shall, upon its face or by exhibit thereto, indicate that such financing statement is applicable only to removable personal property of Tenant located within the Premises. In no event shall the address of the Premises or the Property be furnished on a financing statement without qualifying language as to applicability of the lien only to removable personal property located in an identified suite leased by Tenant. Should any holder of a financing statement executed by Tenant record or place of record a financing statement that appears to constitute a lien against any interest of Landlord or against equipment that may be located other than within an identified suite leased by Tenant, Tenant shall, within ten (10) days after filing such financing statement, cause (a) a copy of the lender security agreement or other documents to which the financing statement pertains to be furnished to Landlord to facilitate Landlord’s ability to demonstrate that the lien of such financing statement is not applicable to Landlord’s interest and (b) Tenant’s lender to amend such financing statement and any other documents of record to clarify that any liens imposed thereby are not applicable to any interest of Landlord in the Premises or the Property.

20. Indemnification and Exculpation.

20.1 Tenant agrees to indemnify, defend and save Landlord harmless from and against any and all demands, claims, liabilities, losses, costs, expenses, actions, causes of action, damages or judgments, and all reasonable expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred in investigating or resisting the same (collectively, “Claims”) arising from injury or death to any person or injury to any property occurring within or about the Property arising directly or indirectly out of Tenant’s or Tenant’s employees’, agents’ or guests’ use or occupancy of the Property or a breach or default by Tenant in the performance of any of its obligations hereunder, except to the extent caused by Landlord’s willful misconduct or negligence or breach of this Lease.

20.2 Notwithstanding any provision of Section 20.1 to the contrary, Landlord shall not be liable to Tenant for, and Tenant assumes all risk of, damage to personal property or scientific research, including, without limitation, loss of records kept by Tenant within the Premises and damage or losses caused by fire, electrical malfunction, gas explosion or water damage of any type (including, without limitation, broken water lines, malfunctioning fire sprinkler systems, roof leaks or stoppages of lines), unless any such loss is due to Landlord’s negligent or willful disregard of written notice by Tenant of need for a repair that Landlord is responsible to make for an unreasonable period of time. Tenant further waives any claim for injury to Tenant’s business or loss of income relating to any such damage or destruction of personal property as described in this Section 20.2. Notwithstanding anything to the contrary in this Lease, Landlord shall not be released or indemnified from, and shall indemnify, defend, protect and hold harmless

Tenant from, all losses, damages, liabilities, claims, attorneys’ fees, costs and expenses to the extent arising from the gross negligence or willful misconduct of Landlord or its agents, contractors, licensees or invitees, Landlord’s violation of any Applicable Laws, or a breach of Landlord’s obligations or representations under this Lease.

20.3 Landlord shall not be liable for any damages arising from any act, omission or neglect of any third party.

20.4 Tenant acknowledges that security devices and services, if any, while intended to deter crime, may not in given instances prevent theft or other criminal acts. Except to the extent resulting from Landlord’s gross negligence or willful misconduct, Landlord shall not be liable for injuries or losses caused by criminal acts of third parties, and Tenant assumes the risk that any security device or service may malfunction or otherwise be circumvented by a criminal. If Tenant desires protection against such criminal acts, then Tenant shall, at Tenant’s sole cost and expense, obtain appropriate insurance coverage.

20.5 The provisions of this Section 20 shall survive the expiration or earlier termination of this Lease.

21. Insurance; Waiver of Subrogation.

21.1 Landlord shall maintain insurance for the Property in amounts equal to full replacement cost (exclusive of the costs of excavation, foundations and footings, and without reference to depreciation taken by Landlord upon its books or tax returns) providing protection against any peril generally included within the classification “Fire and Extended Coverage,” together with insurance against sprinkler damage (if applicable), vandalism and malicious mischief. Landlord, subject to availability thereof, shall further insure, if Landlord deems it appropriate, coverage against flood, environmental hazard, loss or failure of building equipment, rental loss during the period of repairs or rebuilding, workmen’s compensation insurance and fidelity bonds for employees employed to perform services. So long as Tenant leases the entire Property, Tenant shall have the right to request that Landlord secure additional earthquake coverage for the Property above Landlord’s then existing coverage, if any. As soon as practicable after receiving such request, which request shall include the coverage Tenant desires and the maximum premium Tenant is willing to pay, Landlord shall use commercially reasonable efforts to secure bids from at least two insurance companies for such insurance, which may be in the form of a separate policy for the Property, and provide the terms of the bids to Tenant; provided however, Landlord shall not be required to comply with such request if (a) it has previously received a request within the last calendar year or (b) Landlord reasonably determines that such additional coverage would adversely affect any other insurance coverage carried by Landlord. If Tenant confirms in writing within ten (10) days following the receipt of the bids its willingness to pay the premium for such insurance, Landlord shall as soon as practicable commence carrying such insurance at Tenant’s sole cost and expense. Upon Tenant’s request, but not more than once every six months, Landlord shall provide Tenant evidence of Landlord’s then existing earthquake coverage for the Property. Notwithstanding the foregoing, Landlord may, but shall not be deemed required to, provide insurance for any improvements installed by Tenant or that are in addition to the standard improvements customarily furnished by Landlord, without regard to whether or not such are made a part of or are affixed to the Building.

21.2 In addition, Landlord shall carry public liability insurance with a single limit of not less than One Million Dollars ($1,000,000) for death or bodily injury, or property damage with respect to the Property.

21.3 Tenant shall, at its own cost and expense, procure and maintain in effect, beginning on the Term Commencement Date or the date of occupancy of any portion of the Premises or the date on which Tenant takes possession of the Premises in order to construct the Tenant Improvements, whichever occurs first, and continuing throughout the Term (and occupancy by Tenant, if any, after termination of this Lease) comprehensive public liability insurance with limits of not less than Two Million Dollars ($2,000,000) per occurrence for death, bodily injury or property damage with respect to the Premises (including $100,000 fire legal liability (each loss)).

21.4 The insurance required to be purchased and maintained by Tenant pursuant to this Lease shall name Landlord, BioMed Realty, L.P., BioMed Realty Trust, Inc., and their respective officers, employees, agents, general partners, members, subsidiaries, affiliates and Lenders (“Landlord Parties”) as additional insureds. Said insurance shall be with companies having a rating of not less than policyholder rating of A- and financial category rating of at least Class IX in “Best’s Insurance Guide.” Tenant shall obtain for Landlord from the insurance companies or cause the insurance companies to furnish certificates of coverage to Landlord. No such policy shall be cancelable or subject to reduction of coverage or other modification or cancellation except after thirty (30) days’ prior written notice to Landlord from the insurer (except in the event of non-payment of premium, in which case ten (10) days written notice shall be given). All such policies shall be written as primary policies, not contributing with and not in excess of the coverage that Landlord may carry. Tenant’s policy may be a “blanket policy.” Tenant shall, at least twenty (20) days prior to the expiration of such policies, furnish Landlord with renewals or binders. Tenant agrees that if Tenant does not take out and maintain such insurance, Landlord may (but shall not be required to) procure said insurance on Tenant’s behalf and at its cost to be paid by Tenant as Additional Rent.

21.5 Tenant assumes the risk of damage to any fixtures, goods, inventory, merchandise, equipment and leasehold improvements, and Landlord shall not be liable for injury to Tenant’s business or any loss of income therefrom, relative to such damage, all as more particularly set forth within this Lease. Tenant shall, at Tenant’s sole cost and expense, carry such insurance as Tenant desires for Tenant’s protection with respect to personal property of Tenant or business interruption.

21.6 In each instance where insurance is to name Landlord Parties as additional insureds, Tenant shall, upon Landlord’s written request, also designate and furnish certificates evidencing such Landlord Parties as additional insureds to (a) any Lender of Landlord holding a security interest in the Property or any portion thereof, (b) the landlord under any lease whereunder Landlord is a tenant of the real property upon which the Building is located if the interest of Landlord is or shall become that of a tenant under a ground lease rather than that of a fee owner, and (c) any management company retained by Landlord to manage the Property.

21.7 Notwithstanding anything in this Lease to the contrary, Landlord and Tenant each hereby waive any and all rights of recovery against the other or against the officers, directors, employees, agents and representatives of the other on account of loss or damage occasioned by such waiving party or its property or the property of others under such waiving party’s control, in each case to the extent that such loss or damage is insured against under any fire and extended coverage insurance policy that either Landlord or Tenant may have in force at the time of such loss or damage or is required to be insured against under this Lease. Such waivers shall continue so long as their respective insurers so permit. Any termination of such a waiver shall be by written notice to the other party, containing a description of the circumstances hereinafter set forth in this Section 21.7. Landlord and Tenant, upon obtaining the policies of insurance required or permitted under this Lease, shall give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease. Such waivers shall continue so long as their respective insurers permit. If such waivers are no longer permitted by an insurer, the following provisions shall apply. If such policies shall not be obtainable with such waiver or shall be so obtainable only at a premium over that chargeable without such waiver, then the party seeking such policy shall notify the other of such conditions, and the party so notified shall have ten (10) days thereafter to either (a) procure such insurance with companies reasonably satisfactory to the other party or (b) agree to pay such additional premium. If the parties do not accomplish either (a) or (b), then this Section 21.7 shall have no effect during such time as such policies shall not be obtainable or the party in whose favor a waiver of subrogation is desired refuses to pay the additional premium. If such policies shall at any time be unobtainable, but shall be subsequently obtainable, then neither party shall be subsequently liable for a failure to obtain such insurance until a reasonable time after notification thereof by the other party. If the release of either Landlord or Tenant, as set forth in the first sentence of this Section 21.7, shall contravene Applicable Laws, then the liability of the party in question shall be deemed not released but shall be secondary to the other party’s insurer.

21.8 Landlord may require insurance policy limits required under this Lease to be raised to conform with requirements of Landlord’s Lender.

21.9 Any costs incurred by Landlord pursuant to this Section 21 shall be included as Insurance Costs payable by Tenant pursuant to this Lease, subject to the terms of Section 16.3.

22. Damage or Destruction.

22.1 In the event of a partial destruction (i.e., destruction of less than all or substantially all) of the Premises by fire or other perils covered by extended coverage insurance, if Landlord has received insurance proceeds therefor, Landlord shall commence and proceed diligently with the work of repair, reconstruction and restoration of the Premises, and this Lease shall continue in full force and effect. Any deductible amount paid by Landlord related to any such destruction shall constitute an Insurance Cost up to a maximum of Two Hundred Twenty Thousand Dollars ($220,000) per year and only if this Lease is not terminated as a result of such damage and Landlord restores such damage.

22.2 In the event of any damage to or destruction of the Premises other than as described in Section 22.1, Landlord may elect to repair, reconstruct and restore the Premises, in which case this Lease shall continue in full force and effect. If Landlord elects not to repair the Premises, then this Lease shall terminate as of the date of such damage or destruction. Landlord shall not have the right to terminate this Lease if the damage to the Building is relatively minor (e.g., if the repair or restoration would cost less than ten percent (10%) of the replacement cost of the Building). In addition to the foregoing, Tenant shall have the right, following a casualty, to keep this Lease in effect and provide Landlord with funds sufficient to pay the costs in excess of ten percent (10%) of the replacement cost of the Building (less any insurance proceeds (less deductibles) actually collected by Landlord) to restore the Premises to their then-current or equivalent condition, in which event Landlord shall commence and proceed diligently with the work of repair, reconstruction and restoration of the Premises and this Lease shall not terminate.

22.3 Landlord shall give written notice to Tenant of its election not to repair, reconstruct or restore the Premises within sixty (60) days following the date of damage or destruction.

22.4 Upon any termination of this Lease under any of the provisions of this Section 22, the parties shall be released thereby without further obligation to the other from the date possession of the Premises is surrendered to the Landlord, except with regard to (a) items occurring prior to the damage or destruction and (b) provisions of this Lease that, by their express terms, survive the expiration or earlier termination hereof.

22.5 In the event of repair, reconstruction and restoration as provided in this Section 22, all Rent to be paid by Tenant under this Lease shall be abated proportionately based on the extent to which Tenant’s use of the Premises is impaired during the period of such repair, reconstruction or restoration.

22.6 Notwithstanding anything to the contrary contained in this Section 22, should Landlord be delayed or prevented from completing the repair, reconstruction or restoration of the damage or destruction to the Premises after the occurrence of such damage or destruction by Force Majeure, then the time for Landlord to commence or complete repairs shall be extended on a day-for-day basis. Notwithstanding the foregoing, by delivering written notice thereof to Landlord, Tenant shall be released from any obligations under this Lease (except with regard to those provisions that, by their express terms, survive the expiration or earlier termination hereof) if, on the date that is twelve (12) months after the date of damage or destruction, the repair, reconstruction or restoration required to be performed by Landlord to provide Tenant use of the Premises is not then Substantially Completed or Landlord reasonably estimates that the restoration cannot be substantially completed on or before the date that is twelve (12) months after the date of damage or destruction.

22.7 If Landlord is obligated to or elects to repair, reconstruct or restore as herein provided, then Landlord shall be obligated to make such repair, reconstruction or restoration only with regard to those portions of the Premises that were originally provided at Landlord’s expense; provided, however, that Landlord shall also restore all Tenant Improvements and Alterations (to the extent that such Alterations are affixed to or constitute a portion of the Building (but specifically excluding any personal property of Tenant)). The repair, reconstruction or restoration of improvements not originally provided by Landlord or at Landlord’s expense or constituting Tenant Improvements and Alterations shall be the obligation of Tenant. In the event Tenant has elected to upgrade certain improvements from the Building Standard, Landlord shall, upon the need for replacement due to an insured loss, provide the upgrades to such improvements.

22.8 Notwithstanding anything to the contrary contained in this Section 22, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Premises if the damage resulting from any casualty covered under this Section 22 occurs during the last six (6) months of the Term or any extension hereof.

22.9 Landlord’s obligation, should it elect or be obligated to repair or rebuild, shall be limited to the Premises; provided that Tenant may, at its expense, replace or fully repair all of Tenant’s personal property installed by Tenant existing at the time of such damage or destruction. If the Premises are to be repaired in accordance with the foregoing, Landlord shall make available to Tenant any portion of insurance proceeds it receives that are allocable thereto, provided Tenant is not then in default beyond applicable notice and cure periods under this Lease.

23. Eminent Domain.

23.1 In the event the whole of the Premises, or such part thereof as shall substantially interfere with the Tenant’s use and occupancy thereof, shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking, Tenant or Landlord may terminate this Lease effective as of the date possession is required to be surrendered to said authority.

23.2 In the event of a partial taking of the Premises, or of drives, walkways or parking areas serving the Premises for any public or quasi-public purpose by any lawful power or authority by exercise of right of appropriation, condemnation, or eminent domain, or sold to prevent such taking, then, without regard to whether any portion of the Premises occupied by Tenant was so taken, Landlord may elect to terminate this Lease as of such taking if such taking is, in Landlord’s sole opinion, of a material nature such as to make it uneconomical to continue use of the unappropriated portion for purposes of renting office or laboratory space.

23.3 Tenant shall be entitled to any award that is specifically awarded as compensation for (a) the taking of Tenant’s personal property that was installed at Tenant’s expense and (b) the costs of Tenant moving to a new location and (c) lost profits, goodwill, and leasehold improvements paid for by Tenant. Except as set forth in the previous sentence, any award for such taking shall be the property of Landlord.

23.4 If, upon any taking of the nature described in this Section 23, this Lease continues in effect, then Landlord shall promptly proceed to restore the Premises to substantially their same condition prior to such partial taking. To the extent such restoration is feasible, as determined by Landlord in its reasonable discretion, the Rent shall be decreased by a number, the numerator of which is the rental value of the Premises prior to such taking, and the denominator of which is the value of the Premises after such taking.

24. Defaults and Remedies.

24.1 Late payment by Tenant to Landlord of Rent and other sums due shall cause Landlord to incur costs not contemplated by this Lease, the exact amount of which shall be extremely difficult and impracticable to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges that may be imposed on Landlord by the terms of any mortgage or trust deed covering the Premises or the Property. Therefore, if any installment of Rent due from Tenant is not received by Landlord within five (5) days after the date such payment is due, Tenant shall pay to Landlord an additional sum of five percent (5%) of the overdue Rent as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord shall incur by reason of late payment by Tenant. In addition to the late charge, Rent not paid when due shall bear interest from the fifth (5th) day after the date due until paid at ten percent (10%) per annum. Notwithstanding the foregoing, before assessing a late charge or interest the first time in any twelve (12) month period, Landlord shall provide Tenant written notice of the delinquency, and shall waive such late charge if Tenant pays such delinquency within five (5) days thereafter.

24.2 No payment by Tenant or receipt by Landlord of a lesser amount than the Rent payment herein stipulated shall be deemed to be other than on account of the Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy provided in this Lease or in equity or at law. If a dispute shall arise as to any amount or sum of money to be paid by Tenant to Landlord hereunder, Tenant shall have the right to make payment “under protest,” such payment shall not be regarded as a voluntary payment, and there shall survive the right on the part of Tenant to institute suit for recovery of the payment paid under protest.

24.3 If Tenant fails to pay any sum of money (other than Basic Annual Rent or Rental Adjustments) required to be paid by it hereunder, or shall fail to perform any other act on its part to be performed hereunder, in each case within applicable notice and cure periods, Landlord may, without waiving or releasing Tenant from any obligations of Tenant, but shall not be obligated to, make such payment or perform such act. Tenant shall pay to Landlord as Additional Rent all sums so paid or incurred by Landlord, together with interest thereon, from the date such sums were paid or incurred, at the annual rate equal to ten percent (10%) per annum or highest rate permitted by Applicable Laws, whichever is less.

24.4 The occurrence of any one or more of the following events shall constitute a “Default” hereunder by Tenant:

(a) The abandonment of the Premises by Tenant;

(b) The failure by Tenant to make any payment of Rent, as and when due, where such failure shall continue for a period of five (5) days after written notice thereof from Landlord to Tenant;

(c) The failure by Tenant to observe or perform any obligation or covenant contained herein (other than described in Subsections 24.4(a), 24.4(b) or 24.4(h)) to be performed by Tenant, where such failure shall continue for a period of fourteen (14) days after written notice thereof from Landlord to Tenant; provided that, if the nature of Tenant’s default is such that it reasonably requires more than fourteen (14) days to cure, Tenant shall not be deemed to be in default if Tenant shall commence such cure (for the sake of clarity, Tenant (i) scheduling a qualified contractor or vendor to visit the Premises or (ii) requesting a proposal from a qualified contractor or vendor shall constitute commencement of a cure for purposes of this Subsection 24.4(c)) within said fourteen (14) day period and thereafter diligently prosecute the same to completion; and provided, further, that such cure is completed no later than ninety (90) days from the date of Tenant’s receipt of written notice from Landlord;

(d) Tenant makes an assignment for the benefit of creditors;

(e) A receiver, trustee or custodian is appointed to or does take title, possession or control of all or substantially all of Tenant’s assets unless such receiver, trustee or custodian is discharged within thirty (30) days;

(f) Tenant files a voluntary petition under the United States Bankruptcy Code or any successor statute (the “Bankruptcy Code”) or an order for relief is entered against Tenant pursuant to a voluntary or involuntary proceeding commenced under any chapter of the Bankruptcy Code;

(g) Any involuntary petition if filed against Tenant under any chapter of the Bankruptcy Code and is not dismissed within one hundred twenty (120) days;

(h) Failure to deliver an estoppel certificate in accordance with Section 29; provided that Tenant shall have three (3) business days after receipt of written notice from Landlord of failure to timely deliver such estoppel certificate; or

(i) Tenant’s interest in this Lease is attached, executed upon or otherwise judicially seized and such action is not released within one hundred twenty (120) days of the action.

(j) Notices given under this Section 24.4 shall specify the alleged default and shall demand that Tenant perform the provisions of this Lease or pay the Rent that is in arrears, as the case may be, within the applicable period of time, or quit the Premises. No such notice shall be deemed a forfeiture or a termination of this Lease unless Landlord elects otherwise in such notice.

24.5 In the event of a Default by Tenant, and at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy that Landlord may have, Landlord shall be entitled to terminate Tenant’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event, Landlord shall have the immediate right to re-enter and remove all persons and property, and such property may be removed and stored in a public warehouse or elsewhere at the cost and for the account of Tenant, all without service of notice or resort to legal process and without being deemed guilty of trespass or becoming liable for any loss or damage that may be occasioned thereby. In the event that Landlord shall elect to so terminate this Lease, then Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant’s default, including, without limitation:

(a) The worth at the time of award of any unpaid Rent that had accrued at the time of such termination; plus

(b) The worth at the time of award of the amount by which the unpaid Rent that would have accrued during the period commencing with termination of this Lease and ending at the time of award exceeds that portion of the loss of Landlord’s rental income from the Premises that Tenant proves could have been reasonably avoided; plus

(c) The worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds that portion of the loss of Landlord’s rental income from the Premises that Tenant proves could have been reasonably avoided; plus

(d) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or that in the ordinary course of things would be likely to result therefrom, including, without limitation, the cost of restoring the Premises to the condition required under the terms of this Lease; plus

(e) At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by Applicable Laws.

As used in Subsections 24.5(a) and 24.5(b), “worth at the time of award” shall be computed by allowing interest at the rate specified in Section 24.1. As used in Subsection 24.5(c) above, the “worth at the time of the award” shall be computed by taking the present value of such amount, using the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus four (4) percentage points.

24.6 If Landlord does not elect to terminate this Lease as provided in Section 24.5, then Landlord may, from time to time, recover all Rent as it becomes due under this Lease. At any time thereafter, Landlord may elect to terminate this Lease and to recover damages to which Landlord is entitled.

24.7 In the event Landlord elects to terminate this Lease and relet the Premises, Landlord may execute any new lease in its own name. Tenant hereunder shall have no right or authority whatsoever to collect any Rent from such tenant. The proceeds of any such reletting shall be applied as follows:

(a) First, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord, including, without limitation, storage charges or brokerage commissions owing from Tenant to Landlord as the result of such reletting;

(b) Second, to the payment of the costs and expenses of reletting the Premises, including (i) alterations and repairs that Landlord deems reasonably necessary and advisable and (ii) reasonable attorneys’ fees, charges and disbursements incurred by Landlord in connection with the retaking of the Premises and such reletting;

(c) Third, to the payment of Rent and other charges due and unpaid hereunder; and

(d) Fourth, to the payment of future Rent and other damages payable by Tenant under this Lease.

24.8 All of Landlord’s rights, options and remedies hereunder shall be construed and held to be nonexclusive and cumulative. Landlord shall have the right to pursue any one or all of such remedies, or any other remedy or relief that may be provided by Applicable Laws, whether or not stated in this Lease. No waiver of any default of Tenant hereunder shall be implied from any acceptance by Landlord of any Rent or other payments due hereunder or any omission by Landlord to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect defaults other than as specified in said waiver.

24.9 Landlord’s termination of (a) this Lease or (b) Tenant’s right to possession of the Premises shall not relieve Tenant of any liability to Landlord that has previously accrued or that shall arise based upon events that occurred prior to the later to occur of (i) the date of Lease termination or (ii) the date Tenant surrenders possession of the Premises.

24.10 Landlord shall not be in default under this Lease unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event shall such failure to continue for more than thirty (30) days after written notice from Tenant specifying the nature of Landlord’s failure; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion. In the event Landlord fails to perform any of its obligations under the Lease and (except in case of emergency posing an immediate threat to persons or property, in which case no prior notice shall be required) fails to cure such default within thirty (30) days after written notice from Tenant specifying the nature of such default where such default could reasonably be cured within said thirty (30) day period), or fails to commence such cure within said thirty (30) day period and thereafter continuously with due diligence prosecute such cure to completion (where such default could not reasonably be cured within said thirty (30) day period), then Tenant may, in addition to its other remedies, cure any default of Landlord at Landlord’s cost and deduct the cost of such cure from Rent payable by Tenant to Landlord.

24.11 Landlord shall not be in default under this Lease unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event shall such failure to continue for more than thirty (30) days after written notice from Tenant specifying the nature of Landlord’s failure; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

25. Assignment or Subletting.

25.1 Except as hereinafter provided, Tenant shall not, either voluntarily or by operation of Applicable Laws, directly or indirectly sell, hypothecate, assign, pledge, encumber or otherwise transfer this Lease, or sublet the Premises or any part hereof (each, a “Transfer”), without Landlord’s prior written consent, which consent Landlord may not unreasonably withhold, condition or delay; provided, however, that Tenant shall have the right to assign all or any portion of its interest under this Lease or sublet all or any portion of the Premises without Landlord’s consent to any parent, subsidiary or affiliate (i.e. any entity controlling, controlled by, or under common control with Tenant) of Tenant; or any party that results from a merger, nonbankruptcy reorganization, government action, or consolidation of Tenant; or any party that acquires all or substantially all of the assets or stock of Tenant (an “Allowable Transfer”). A sale or transfer of Tenant’s capital stock shall not be deemed an assignment, subletting or any other transfer of this Lease or the Premises. Any Transfer other than an Allowable Transfer shall be referred to herein as a “Subject Transfer”) Notwithstanding the foregoing, in no event shall Tenant be released from any of its obligations under this Lease.

25.2 In the event Tenant desires to effect a Transfer, then, at least twenty (20) but not more than ninety (90) days prior to the date when Tenant desires the Transfer to be effective (the “Assignment Date”), Tenant shall provide written notice to Landlord (the “Assignment Notice”) containing information (including references) naming the proposed transferee, assignee or sublessee; the Assignment Date; any ownership or commercial relationship between Tenant and the proposed transferee, assignee or sublessee; and the consideration and all other material terms and conditions of the proposed Transfer, all in such detail as Landlord shall reasonably require. Tenant shall also tender to Landlord reasonable attorneys’ fees and other costs or overhead expenses incurred by Landlord in reviewing Tenant’s request for such Transfer (not to exceed Two Thousand Five Hundred Dollars ($2,500)).

25.3 Landlord, in determining whether consent should be given to a proposed Subject Transfer, may give consideration to the financial strength of such transferee, assignee or sublessee (notwithstanding Tenant remaining liable for Tenant’s performance), any change in use that such transferee, assignee or sublessee proposes to make in the use of the Premises that is not a Permitted Use under this Lease, and Landlord’s desire to exercise its rights under Section 25.8 to cancel this Lease. In no event shall Landlord be deemed to be unreasonable for declining to consent to a Transfer to a transferee, assignee or sublessee of poor reputation, lacking financial qualifications, seeking a change in the Permitted Use, or jeopardizing directly or indirectly the status of Landlord or any of Landlord’s affiliates as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended from time to time. Notwithstanding anything in this Section 25 to the contrary, Landlord agrees to reasonably evaluate the financial condition of any proposed transferee, assignee or sublessee, and shall only have the right to evaluate such financial condition in the event that (a) such sublease is for all or substantially all of the Premises or (b) Tenant no longer both occupies and leases a portion of the Premises.

25.4 As conditions precedent to Landlord’s consent to a Subject Transfer, Landlord may require any or all of the following:

(a) Tenant shall remain fully liable under this Lease during the unexpired Term;

(b) Subject to Section 25.3, Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord respecting the relevant business experience and financial responsibility and status of the proposed transferee, assignee or sublessee;

(c) Tenant shall reimburse Landlord for Landlord’s actual costs and expenses, not to exceed Two Thousand Five Hundred Dollars ($2,500)), including, without limitation, reasonable attorneys’ fees, charges and disbursements incurred in connection with the review, processing and documentation of such request;

(d) If a Subject Transfer of the Premises or any portion thereof provides for the receipt by, on behalf of or on account of Tenant of any consideration of any kind whatsoever (including, without limitation, a premium rental for a sublease or lump sum payment for an assignment, but excluding Tenant’s reasonable costs in marketing and subleasing the Premises) in excess of the rental and other charges due to Landlord under this Lease, Tenant shall pay fifty percent (50%) of all of such excess to Landlord as and when received, after deductions for any transaction costs incurred by Tenant, including marketing expenses, tenant improvement allowances, alterations, cash concessions, brokerage commissions, attorneys’ fees and free rent and the unamortized value of any improvements to the Premises made by Tenant. If said consideration consists of cash paid to Tenant, payment to Landlord shall be made upon receipt by Tenant of such cash payment;

(e) The proposed transferee, assignee or sublessee shall agree that, in the event Landlord gives such proposed transferee, assignee or sublessee notice that Tenant is in Default under this Lease, such proposed transferee, assignee or sublessee shall thereafter make all payments otherwise due Tenant directly to Landlord, which payments shall be received by Landlord without any liability being incurred by Landlord, except to credit such payment against those due by Tenant under this Lease, and any such proposed transferee, assignee or sublessee shall agree to attorn to Landlord or its successors and assigns should this Lease be terminated for any reason; provided, however, that in no event shall Landlord or its Lenders, successors or assigns be obligated to accept such attornment;

(f) Consent to any such Transfer shall be effected on Landlord’s reasonable forms;

(g) Tenant shall not then be in default hereunder in any respect, after the expiration of any applicable notice and cure periods;

(h) Such proposed transferee, assignee or sublessee’s use of the Premises shall be the same as the Permitted Use;

(i) Landlord shall not be bound by any provision of any agreement pertaining to the Transfer, except for Landlord’s written consent to the same;

(j) Tenant shall deliver to Landlord one executed copy of any and all written instruments evidencing or relating to the Transfer; and

(k) A list of Hazardous Materials (as defined in Section 39.7 below), certified by the proposed transferee, assignee or sublessee to be true and correct, that the proposed transferee, assignee or sublessee intends to use or store in the Premises. Additionally, Tenant shall deliver to Landlord, on or before the date any proposed transferee, assignee or sublessee takes occupancy of the Premises, all of the items relating to Hazardous Materials of such proposed transferee, assignee or sublessee as described in Section 39.2.

25.5 Any Transfer that is not in compliance with the provisions of this Section 25 shall be void and shall, at the option of Landlord, terminate this Lease.

25.6 The consent by Landlord to a Subject Transfer shall not relieve Tenant or proposed transferee, assignee or sublessee from obtaining Landlord’s consent to any further Subject Transfer, nor shall it release Tenant or any proposed transferee, assignee or sublessee of Tenant from full and primary liability under this Lease.

25.7 Notwithstanding any Transfer, Tenant shall remain fully and primarily liable for the payment of all Rent and other sums due or to become due hereunder, and for the full performance of all other terms, conditions and covenants to be kept and performed by Tenant. The acceptance of Rent or any other sum due hereunder, or the acceptance of performance of any other term, covenant or condition thereof, from any person or entity other than Tenant shall not be deemed a waiver of any of the provisions of this Lease or a consent to any Transfer.

25.8 [Intentionally omitted]

25.9 If Tenant sublets the Premises or any portion thereof, Tenant hereby immediately and irrevocably assigns to Landlord, as security for Tenant’s obligations under this Lease, all rent from any such subletting, and appoints Landlord as assignee for Tenant, and Landlord (or a receiver for Tenant appointed on Landlord’s application) may collect such rent and apply it toward Tenant’s obligations under this Lease; provided that, until the occurrence of a Default by Tenant, Tenant shall have the right to collect such rent.

26. Attorneys’ Fees. If either party commences an action against the other party arising out of or in connection with this Lease, then the prevailing party shall be entitled to have and recover from the non-prevailing party reasonable attorneys’ fees, charges and disbursements and costs of suit.

27. Bankruptcy. In the event a debtor, trustee or debtor in possession under the Bankruptcy Code, or another person with similar rights, duties and powers under any other Applicable Laws, proposes to cure any default under this Lease or to assume or assign this Lease and is obliged to provide adequate assurance to Landlord that (a) a default shall be cured, (b) Landlord shall be compensated for its damages arising from any breach of this Lease and (c) future performance of Tenant’s obligations under this Lease shall occur, then such adequate assurances shall include any or all of the following, as designated by Landlord in its reasonable discretion:

27.1 Those acts specified in the Bankruptcy Code or other Applicable Laws as included within the meaning of “adequate assurance,” even if this Lease does not concern a shopping center or other facility described in such Applicable Laws;

27.2 A prompt cash payment to compensate Landlord for any monetary defaults or actual damages arising directly from a breach of this Lease;

27.3 A cash deposit in an amount at least equal to the then-current amount of the Security Deposit; or

27.4 The assumption or assignment of all of Tenant’s interest and obligations under this Lease.

28. Definition of Landlord. With regard to obligations imposed upon Landlord pursuant to this Lease, the term “Landlord,” as used in this Lease, shall refer only to Landlord or Landlord’s then-current successor-in-interest. In the event of any transfer, assignment or conveyance of Landlord’s interest in this Lease or in Landlord’s fee title to or leasehold interest in the Land, as applicable, the Landlord herein named (and in case of any subsequent transfers or conveyances, the subsequent Landlord) shall be automatically freed and relieved, from and after the date of such transfer, assignment or conveyance, from all liability for the performance of any covenants or obligations contained in this Lease thereafter to be performed by Landlord (but only to the extent assumed in writing by the transferee) and, without further agreement, the transferee, assignee or conveyee of Landlord’s in this Lease or in Landlord’s fee title to or leasehold interest in the Land, as applicable, shall be deemed to have assumed and agreed to observe and perform any and all covenants and obligations of Landlord hereunder during the tenure of its interest in this Lease or the Land. Landlord or any subsequent Landlord may transfer its interest in the Premises, the Property or this Lease without Tenant’s consent.

29. Estoppel Certificate. Tenant shall, within ten (10) business days of receipt of written notice from Landlord, execute, acknowledge and deliver a statement in writing substantially in the form attached to this Lease as Exhibit B, or on any other form reasonably requested by a proposed Lender or purchaser, (a) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which rental and other charges are paid in advance, if any, (b) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (c) setting forth such further information with respect to this Lease, the Premises and the Property as may be requested thereon. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the Premises are a part. Tenant’s failure to deliver such statement within such the prescribed time shall, at Landlord’s option, constitute a Default under this Lease after expiration of all applicable notice and cure periods, and, in any event, shall be binding upon Tenant that this Lease is in full force and effect and without modification except as may be represented by Landlord in any certificate prepared by Landlord and delivered to Tenant for execution.

30. Joint and Several Obligations. If more than one person or entity executes this Lease as Tenant, then:

30.1 Each of them is jointly and severally liable for the keeping, observing and performing of all of the terms, covenants, conditions, provisions and agreements of this Lease to be kept, observed or performed by Tenant; and

30.2 The term “Tenant” as used in this Lease shall mean and include each of them, jointly and severally. The act of, notice from, notice to, refund to, or signature of any one or more of them with respect to the tenancy under this Lease, including, without limitation, any renewal, extension, expiration, termination or modification of this Lease, shall be binding upon each and all of the persons executing this Lease as Tenant with the same force and effect as if each and all of them had so acted, so given or received such notice or refund, or so signed.

31. Limitation of Landlord’s Liability.

31.1 If Landlord is in default under this Lease and, as a consequence, Tenant recovers a monetary judgment against Landlord, the judgment shall be limited to the amount of Landlord’s interest in the Property, including (a) the proceeds of sale received on execution of the judgment and levy against the right, title and interest of Landlord in the Property, (b) rent or other income from such real property receivable by Landlord, (c) the consideration received by Landlord from the sale, financing, refinancing or other disposition of all or any part of Landlord’s right, title or interest in the Property, or (d) the insurance or condemnation proceeds of the Property.

31.2 Landlord shall not be personally liable for any deficiency under this Lease. If Landlord is a partnership or joint venture, then the partners of such partnership shall not be personally liable for Landlord’s obligations under this Lease, and no partner of Landlord shall be sued or named as a party in any suit or action, and service of process shall not be made against any partner of Landlord except as may be necessary to secure jurisdiction of the partnership or joint venture. If Landlord is a corporation, then the shareholders, directors, officers, employees and agents of such corporation shall not be personally liable for Landlord’s obligations under this Lease, and no shareholder, director, officer, employee or agent of Landlord shall be sued or named as a party in any suit or action, and service of process shall not be made against any shareholder, director, officer, employee or agent of Landlord. If Landlord is a limited liability company, then the members of such limited liability company shall not be personally liable for Landlord’s obligations under this Lease, and no member of Landlord shall be sued or named as a party in any suit or action, and service of process shall not be made against any member of Landlord except as may be necessary to secure jurisdiction of the limited liability company. No partner, shareholder, director, employee, member or agent of Landlord shall be required to answer or otherwise plead to any service of process, and no judgment shall be taken or writ of execution levied against any partner, shareholder, director, employee or agent of Landlord.

31.3 Each of the covenants and agreements of this Section 31 shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by Applicable Laws and shall survive the expiration or earlier termination of this Lease.

32. Premises Control by Landlord.

32.1 Landlord reserves full control over the Premises to the extent not inconsistent with Tenant’s enjoyment of the same as provided by this Lease. This reservation includes, without limitation, Landlord’s right to subdivide the Land, convert the Building to condominium units, grant easements and licenses to third parties, and maintain or establish ownership of the Building separate from fee title to the Land. No exercise of such right shall materially interfere with the Permitted Use or materially increase Tenant’s obligations or decrease its rights under this Lease.

32.2 Tenant shall, at Landlord’s request, promptly execute such further documents as may be reasonably appropriate to assist Landlord in the performance of its obligations hereunder; provided that Tenant need not execute any document that creates additional liability for Tenant or that deprives Tenant of the quiet enjoyment and use of the Premises as provided by this Lease.

32.3 Landlord may, at any and all reasonable times during non-business hours (or during business hours if Tenant so requests), and upon one (1) business day’s prior notice

(provided that no time restrictions shall apply or advance notice be required if an emergency necessitates immediate entry), enter the Premises to (a) inspect the same and to determine whether Tenant is in compliance with its obligations hereunder, (b) supply any service Landlord is required to provide hereunder, (c) show the Premises to prospective purchasers or tenants during the final year of the Term, (d) post notices of nonresponsibility and (e) access the telephone equipment, electrical substation and fire risers. In connection with any such alteration, improvement or repair as described in Subsection 32.3(f) above, Landlord may erect in the Premises scaffolding and other structures reasonably required for the alteration, improvement or repair work to be performed. In no event shall Tenant’s Rent abate as a result of Landlord’s activities pursuant to this Section 32.3; provided, however, that all such activities shall be conducted in such a manner so as to cause as little interference to Tenant as is reasonably possible. Landlord shall at all times retain a key with which to unlock all of the doors in the Premises. If an emergency necessitates immediate access to the Premises, Landlord may use whatever force is necessary to enter the Premises, and any such entry to the Premises shall not constitute a forcible or unlawful entry to the Premises, a detainer of the Premises, or an eviction of Tenant from the Premises or any portion thereof. Any entry by Landlord and Landlord’s agents shall not impair Tenant’s operations more than reasonably necessary, and shall comply with Tenant’s reasonable security measures. Notwithstanding the foregoing, Tenant shall have the right, upon written notice to Landlord, to reasonably designate certain limited areas of the Premises as “confidential,” upon which notice Landlord shall not have the right to access the designated areas.

33. Quiet Enjoyment. So long as Tenant is not in default under this Lease beyond applicable notice and cure periods, Landlord or anyone acting through or under Landlord shall not disturb Tenant’s occupancy of the Premises, except as permitted by this Lease.

34. Subordination and Attornment.

34.1 This Lease shall be subject and subordinate to the lien of any mortgage, deed of trust, or lease in which Landlord is tenant now or hereafter in force against the Premises or any portion thereof and to all advances made or hereafter to be made upon the security thereof without the necessity of the execution and delivery of any further instruments on the part of Tenant to effectuate such subordination. Prior to the Term Commencement Date, Landlord shall obtain from any lenders or ground lessors of the Premises a written agreement in form reasonably satisfactory to Tenant providing for recognition of Tenant’s interests under this Lease in the event of a foreclosure of the lender’s security interest or termination of the ground lease. Further, the subordination of this Lease to a ground lease or instrument of security shall be conditioned upon Tenant’s receipt from any such ground lessors or lenders such a recognition agreement.

34.2 Notwithstanding the foregoing, Tenant shall execute and deliver upon demand such further commercially reasonable instrument or instruments evidencing such subordination of this Lease to the lien of any such mortgage or mortgages or deeds of trust or lease in which Landlord is tenant as may be required by Landlord. However, if any such mortgagee, beneficiary or Landlord under lease wherein Landlord is tenant so elects, this Lease shall be deemed prior in lien to any such lease, mortgage, or deed of trust upon or including the Premises regardless of date and Tenant shall execute a statement in writing to such effect at Landlord’s request. If Tenant fails to execute any document required from Tenant under this Section within ten (10) days after written request therefor, Tenant hereby constitutes and appoints Landlord or its special attorney-in-fact to execute and deliver any such document or documents in the name of Tenant. Such power is coupled with an interest and is irrevocable.

34.3 Upon written request of Landlord and opportunity for Tenant to review, Tenant agrees to execute any Lease amendments not materially altering the terms of this Lease, if required by a mortgagee or beneficiary of a deed of trust encumbering real property of which the Premises constitute a part incident to the financing of the real property of which the Premises constitute a part. Any change affecting the amount or timing of the consideration to be paid by Tenant or modifying the Term of this Lease shall be deemed as materially altering the terms hereof.

34.4 In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by the Landlord covering the Premises, the Tenant shall at the election of the purchaser at such foreclosure or sale attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as the Landlord under this Lease.

35. Surrender.

35.1 No surrender of possession of any part of the Premises shall release Tenant from any of its obligations hereunder, unless such surrender is accepted in writing by Landlord.

35.2 The voluntary or other surrender of this Lease by Tenant shall not effect a merger with Landlord’s fee title or leasehold interest in the Property or any portion thereof, unless Landlord consents in writing, and shall, at Landlord’s option, operate as an assignment to Landlord of any or all subleases.

35.3 The voluntary or other surrender of any ground or other underlying lease that now exists or may hereafter be executed affecting the Property or any portion thereof, or a mutual cancellation thereof or of Landlord’s interest therein by Landlord and its lessor shall not effect a merger with Landlord’s fee title or leasehold interest in the Property and shall, at the option of the successor to Landlord’s interest in the Property or any portion thereof operate as an assignment of this Lease.

36. Waiver and Modification. No provision of this Lease may be modified, amended or supplemented except by an agreement in writing signed by Landlord and Tenant. The waiver by Landlord of any breach by Tenant of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained.

37. Waiver of Jury Trial and Counterclaims. The parties waive trial by jury in any action, proceeding or counterclaim brought by the other party hereto related to matters arising out of or in any way connected with this Lease; the relationship between Landlord and Tenant; Tenant’s use or occupancy of the Property; or any claim of injury or damage related to this Lease or the Property.

38. [Intentionally omitted]

39. Hazardous Materials.

39.1 Tenant shall not cause or permit any Hazardous Materials (as hereinafter defined) to be brought upon, kept or used in or about the Property in violation of Applicable Laws by Tenant, its agents, employees, contractors or invitees. If Tenant breaches such obligation, or if the presence of Hazardous Materials as a result of such a breach results in contamination of the Property or any adjacent property, or if contamination of the Property or any adjacent property by Hazardous Materials otherwise occurs during the term of this Lease or any extension or renewal hereof or holding over hereunder as a result of the use of Hazardous Materials by Tenant, its agents, employees, contractors or invitees, then Tenant shall indemnify, save, defend and hold Landlord, its agents and contractors harmless from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities and losses (including, without limitation, diminution in value of the Property or any portion thereof; damages for the loss or restriction on use of rentable or usable space or of any amenity of the Property; damages arising from any adverse impact on marketing of space in the Premises; and sums paid in settlement of claims, attorneys’ fees, consultants’ fees and experts’ fees) to the extent they arise during or after the Term as a result of such breach or contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any Governmental Authority because of Hazardous Materials present in the air, soil or groundwater above, on or under the Property. Without limiting the foregoing, if the presence of any Hazardous Materials in, on, under or about the Property or any adjacent property caused by Tenant or its agents, employees, contractors or invitees results in any contamination of the Property or any adjacent property, then Tenant shall promptly take all actions at its sole cost and expense as are necessary to return the Property and any adjacent property to their respective condition existing prior to the time of such contamination; provided that Landlord’s written approval of such action shall first be obtained, which approval Landlord shall not unreasonably withhold; and provided, further, that it shall be reasonable for Landlord to withhold its consent if such actions could have a material adverse long-term or short-term effect on the Property.

39.2 Landlord acknowledges that it is not the intent of this Section 39 to prohibit Tenant from operating its business as described in Section 2.12 above. Tenant may operate its business according to the custom of Tenant’s industry so long as the use or presence of Hazardous Materials is strictly and properly monitored according to Applicable Laws. As a material inducement to Landlord to allow Tenant to use Hazardous Materials in connection with its business, Tenant agrees to deliver to Landlord prior to the Term Commencement Date a list identifying each type of Hazardous Material to be present on the Property and setting forth any and all governmental approvals or permits required in connection with the presence of such Hazardous Material on the Property (the “Hazardous Materials List”). Tenant shall deliver to Landlord an updated Hazardous Materials List on or prior to each annual anniversary of the Term Commencement Date and shall also deliver an updated Hazardous Materials List before any new Hazardous Materials are brought onto the Property by Tenant or its agents, employees, contractors or invitees. Tenant shall deliver to Landlord true and correct copies of the following documents (hereinafter referred to as the “Documents”) relating to the handling, storage, disposal and emission of Hazardous Materials prior to the Term Commencement Date or, if unavailable at that time, concurrent with the receipt from or submission to any Governmental Authority: permits; approvals; reports and correspondence; storage and management plans; notices of violations of Applicable Laws; plans relating to the installation of any storage tanks to be installed in or under the Property (provided that installation of storage tanks shall only be permitted after Landlord has given Tenant its written consent to do so, which consent Landlord may withhold in its sole and absolute discretion); and all closure plans or any other documents required by any and all Governmental Authorities for any storage tanks installed in, on or under the Property by Tenant or its agents, employees, contractors or invitees for the closure of any such storage tanks. Tenant shall not be required, however, to provide Landlord with any portion of the Documents containing information of a proprietary nature that, in and of themselves, do not contain a reference to any Hazardous Materials or activities related to Hazardous Materials.

39.3 [Intentionally omitted]

39.4 At any time, and from time to time, prior to the expiration of the Term, Landlord shall have the right to conduct appropriate tests of the Property to demonstrate that Hazardous Materials are present or that contamination has occurred due to Tenant or Tenant’s agents, employees or invitees. Tenant shall pay all reasonable costs of such tests of the Property if such tests reveal that Tenant has breached its obligations under this Section 39.

39.5 If underground or other storage tanks storing Hazardous Materials are placed on the Property by Tenant, Tenant shall monitor the storage tanks, maintain appropriate records, implement reporting procedures, properly close any underground storage tanks, and take or cause to be taken all other steps necessary or required under the Applicable Laws.

39.6 Tenant’s obligations under this Section 39 shall survive the expiration or earlier termination of this Lease. During any period of time needed by Tenant or Landlord after the termination of this Lease to complete the removal from the Property of any such Hazardous Materials, Tenant shall continue to pay Rent in accordance with this Lease, which Rent shall be prorated daily.

39.7 As used herein, the term “Hazardous Material” means any hazardous or toxic substance, material or waste that is or becomes regulated by any Governmental Authority, but shall not include office and janitorial supplies that Tenant uses in normal quantities and in accordance with Applicable Laws for the conduct of its business.

39.8 To the best knowledge of Landlord, made without inquiry, (a) no Hazardous Material is present on the Property or the soil, surface water or groundwater thereof except as set forth on the environmental report provided to Tenant by Landlord, (b) no underground storage tanks are present on the Land and (c) no action, proceeding or claim is pending or threatened regarding the Property concerning any Hazardous Material or pursuant to any environmental law. Under no circumstance shall Tenant be liable for, and Landlord shall indemnify, defend, protect and hold harmless Tenant, its agents, contractors, stockholders, directors, successors, representatives and assigns from and against all Claims directly or indirectly arising out of or in connection with any environmental conditions existing at, on or under the Property prior to the Execution Date to the extent not caused by Tenant or its agents, employees, contractors, subtenants or invitees. Tenant may engage, at its sole cost, an environmental consultant to conduct an environmental study in order to obtain a baseline of any pre-existing environmental conditions of the Property; provided that Landlord shall not be deemed to have affirmed any data or conclusions reported in such study.

40. Expansion Option. Tenant shall have the one-time option (the “Expansion Option”) to request that Landlord increase the size of the Building within the first forty-eight (48) months after Lease commencement by up to thirty thousand (30,000) rentable square feet (the “Additional Premises”), subject to Landlord and City approval, which consent by Landlord shall not be unreasonably withheld or delayed. The Additional Premises shall be a concrete tilt-up building shell comparable to the shell portion of the Premises and otherwise reasonably acceptable to Tenant (the “Additional Work”). Once Tenant notifies Landlord of its intent to exercise the Expansion Option, Landlord and Tenant shall amend this Lease to reflect such intent within thirty (30) business days of Landlord’s receipt of Tenant’s notice. Such amendment shall (a) extend the Term so that the Term Expiration Date for the Premises and Additional Premises shall mean the date that is ten (10) years after the date on which Tenant begins to pay Basic Annual Rent with respect to the Additional Premises, (b) Basic Annual Rent for the Additional Premises shall commence upon Landlord’s delivery of the Additional Premises to Tenant in the required condition, including the Additional Work being substantially complete and shall be based on a ten percent (10%) return on Landlord’s total costs incurred in development of the Additional Premises, increasing annually in accordance with Section 6 hereof, (c) require that Landlord promptly commence and diligently prosecute the completion of the Additional Work in a good and workmanlike manner using new materials of good quality and, promptly upon substantial completion thereof, deliver possession thereof to Tenant in good, broom clean condition, in compliance with all laws, and (d) decrease the parking ratio to take into account the increased size of the Premises. The total project cost of constructing the Additional Premises shall include a Fifty Dollar ($50) per square foot valuation on the Land on an F.A.R. basis, a One Hundred Twenty-Five Dollar ($125) per square foot tenant improvement allowance, and other amounts (for, by way of example and not of limitation, shell and core costs, soft costs, leasing commissions and financing costs) to be reasonably determined in good faith upon Tenant’s exercise and Landlord’s consent to the exercise of the Expansion Option. Prior to commencing construction of the Additional Work, Landlord shall deliver to Tenant Landlord’s definition of the total project cost. If Tenant does not agree with such definition in its sole discretion, Tenant may withdraw its exercise of the Expansion Option. If Tenant so withdraws its exercise, Tenant shall reimburse Landlord, within thirty (30) days of its receipt of invoices therefor, for all of the actual, reasonable, third party, out-of-pocket expenses incurred by Landlord between the time Tenant exercised its Expansion Option and Tenant withdrew its exercise of the Expansion Option in connection with the Additional Work as a result of Tenant’s exercise of such option.

41. Miscellaneous.

41.1 This Lease shall be deemed and construed to be an “absolute net lease” and, except as herein expressly provided, Landlord shall receive all payments required to be made by Tenant free from all charges, assessments, impositions, expenses and deductions of any and every kind or nature whatsoever. Landlord shall not be required to furnish any services or facilities or to make any repairs, replacements or alterations of any kind in or on the Property except as specifically provided herein. Tenant shall receive all invoices and bills relative to the Property and, except as otherwise provided herein, shall pay for all expenses directly to the person or company submitting a bill without first having to forward payment for the expenses to Landlord. Tenant shall at Tenant’s sole cost and expense be responsible for the management of the Property, shall maintain the landscaping and parking lot, and shall make those additional repairs and alterations required of Tenant hereunder to maintain the Property in first class condition.

41.2 Where applicable in this Lease, the singular includes the plural and the masculine or neuter includes the masculine, feminine and neuter. The section headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

41.3 Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and shall not be effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.

41.4 Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

41.5 Each provision of this Lease performable by Tenant shall be deemed both a covenant and a condition.

41.6 Whenever consent or approval of either party is required, that party shall not unreasonably withhold such consent or approval, except as may be expressly set forth to the contrary.

41.7 The terms of this Lease are intended by the parties as a final expression of their agreement with respect to the terms as are included herein, and may not be contradicted by evidence of any prior or contemporaneous agreement.

41.8 Any provision of this Lease that shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof, and all other provisions of this Lease shall remain in full force and effect and shall be interpreted as if the invalid, void or illegal provision did not exist.

41.9 Landlord may, but shall not be obligated to, record this Lease or a short form memorandum hereof without Tenant’s consent. Neither party shall record this Lease. Tenant shall be responsible for the cost of recording any memorandum of this Lease by Tenant, including any transfer or other taxes incurred in connection with said recordation.

41.10 The language in all parts of this Lease shall be in all cases construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.

41.11 Each of the covenants, conditions and agreements herein contained shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs; legatees; devisees; executors; administrators; and permitted successors, assigns, sublessees. Nothing in this Section 41.11 shall in any way alter the provisions of this Lease restricting assignment or subletting.

41.12 Any notice, consent, demand, bill, statement or other communication required or permitted to be given hereunder shall be in writing and shall be given by personal delivery, overnight delivery with a reputable nationwide overnight delivery service, or certified mail (return receipt requested), and if given by personal delivery, shall be deemed delivered upon receipt; if given by overnight delivery, shall be deemed delivered one (1) day after deposit with a reputable nationwide overnight delivery service; and, if given by certified mail (return receipt requested), shall be deemed delivered three (3) days after the time the notifying party deposits the notice with the United States Postal Service. Any notices given pursuant to this Lease shall be addressed to Landlord or Tenant at the addresses shown in Sections 2.14 and 2.15, respectively. Either party may, by notice to the other given pursuant to this Section, specify additional or different addresses for notice purposes.

41.13 This Lease shall be governed by, construed and enforced in accordance with the laws of the State in which the Premises are located, without regard to such State’s conflict of law principles.

41.14 Landlord and Tenant each represent that the individual or those individuals signing this Lease on their respective behalf have the power, authority and legal capacity to sign this Lease on their behalf of and to bind all entities, corporations, partnerships, limited liability companies, joint venturers or other organizations and entities on whose behalf said individual or individuals have signed.

41.15 To induce Landlord to enter into this Lease, Tenant agrees that it shall promptly furnish to Landlord, from time to time, upon Landlord’s written request, the most recent audited year-end financial statements reflecting Tenant’s current financial condition (as of the date of such statements). Landlord shall hold such statements confidential. Tenant represents and warrants that all financial statements, records and information furnished by Tenant to Landlord in connection with this Lease are true, correct and complete in all respects.

41.16 This Lease may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document.

41.17 This Lease is subject to (a) the written consent of Landlord’s lender and (b) Landlord negotiating and executing a lease termination agreement with the Building’s current tenant providing for the termination of such lease and the vacation of the Premises by such tenant in a form acceptable to Landlord in its sole and absolute discretion. Landlord shall promptly notify Tenant when it enters into such agreement and receives such consent. If such agreement and consent are not obtained and effective by May 25, 2007, this Lease shall be void and of no further force or effect.

42. Options to Extend Term. Tenant shall have options (each, an “Option”) to extend the Term of this Lease upon the following terms and conditions:

42.1 Tenant shall have three (3) consecutive Options to extend the Term of this Lease by three (3) years each on the same terms and conditions as this Lease. Basic Annual Rent shall equal the fair market value (the “FMV”) for comparable projects with customary laboratory/research and development interiors in comparable locations in Fremont, California, as of the date Tenant exercises the respective Option including market rate (as of the time Tenant provides notice to Landlord that Tenant is exercising an Option) rent adjustments, if any, but (a) excluding the value of any improvements made to the Premises at Tenant’s cost and expense (other than as part of a reimbursement by Tenant under this Lease (e.g., related to the First Additional TI Allowance, Second Additional TI Allowance or Third Additional TI Allowance)), and (b) taking into account any amortization to be paid by Tenant during any such extension term pursuant to Section 18.4 hereof; provided, however, that in no event shall the Basic Annual Rent at the commencement of any extension term be less than one hundred three percent (103%) of the Basic Annual Rent at the expiration of the then-current Term. In the event that Landlord and Tenant are unable to agree upon the FMV for any Option term within thirty (30) days after Landlord’s receipt of the applicable Exercise Notice, then the FMV shall be determined as follows: a real estate appraiser who is a Member of the Appraisal Institute with local knowledge of Alameda County real estate and knowledge of the greater Bay Area laboratory/research and development leasing market (the “Baseball Arbitrator”) shall be selected and paid for jointly by Landlord and Tenant. If Landlord and Tenant are unable to agree upon the Baseball Arbitrator, then the same shall be designated by the chapter of the American Arbitration Association located in or nearest to Alameda County, or any successor organization thereto (the “AAA”). The Baseball Arbitrator selected by the parties or designated by the President of the AAA shall (a) have at least ten (10) years’ experience in the leasing of office and laboratory/research and development space in Alameda County and (b) not have been employed or retained by either Landlord or Tenant or any affiliate of either. Landlord and Tenant shall each submit to the Baseball Arbitrator and to the other its determination of the FMV. The Baseball Arbitrator shall afford to Landlord and Tenant a hearing and the right to submit evidence. The Baseball Arbitrator shall determine which of the two (2) rent determinations more closely represents the FMV of the Premises. The Baseball Arbitrator may not select any other fair market rental value for the Premises other than one submitted by Landlord or Tenant. The determination of the party so selected or designated shall be binding upon Landlord and Tenant and shall serve as the basis for the determination of the Basic Annual Rent payable for the applicable Option term. If, as of the commencement date of the applicable Option term, the amount of the Basic Annual Rent payable during the applicable Option term in accordance with this Section 42 shall not have been determined, then, pending such determination, Tenant shall pay Basic Annual Rent equal to the Basic Annual Rent payable in respect of the last year of the then-current Term. After the final determination of the Basic Annual Rent payable for such Option term, the parties promptly and appropriately shall adjust rental payments theretofore made during the applicable Option term and shall execute a written agreement specifying the amount of the Basic Annual Rent as so determined. Any failure of the parties to execute such written agreement shall not affect the validity of the Basic Annual Rent as so determined. Notwithstanding anything to the contrary contained in this Section, if the Basic Annual Rent during any Option term is determined by appraisal and if Tenant does not, in its sole discretion, approve the rental amount established by such appraisal, Tenant may rescind its exercise of the Option by giving Landlord written notice of such election to rescind within ten (10) days after receipt of all appraisals. If Tenant rescinds its exercise of the Option, then (y) the Lease shall terminate on the thirtieth (30th) day after Tenant’s notice of rescission or on the date the Lease would have otherwise terminated absent Tenant’s exercise of the Option, whichever date is later; and (z) Tenant shall pay all costs and expenses of the appraisal.

42.2 Notwithstanding anything in this Lease to the contrary, Tenant shall not assign or transfer an Option, except in conjunction with an assignment or transfer of Tenant’s interest in this Lease.

42.3 The Options are conditional upon Tenant giving Landlord written notice of its election to exercise the applicable Option (each, an “Exercise Notice”) at least twelve (12) months prior to the end of the expiration of the then-current Term of this Lease.

42.4 Notwithstanding anything contained in this Section 42, Tenant shall not have the right to exercise an Option:

(a) During the time commencing from the date Landlord delivers to Tenant a written notice that Tenant is in default under any provisions of this Lease and continuing until Tenant has cured the specified default to Landlord’s reasonable satisfaction; or

(b) At any time after an event of Default as described in Section 24 of the Lease and continuing until Tenant cures any such Default, if such Default is susceptible to being cured; or

(c) In the event that Tenant has defaulted beyond applicable cure periods in the performance of its obligations under this Lease two (2) or more times, or a service or late charge has become payable under Section 24.1 for two (2) such defaults, during the twelve (12)-month period immediately prior to the date that Tenant intends to exercise the Option, whether or not Tenant has cured such defaults.

42.5 The period of time within which Tenant may exercise an Option shall not be extended or enlarged by reason of Tenant’s inability to exercise such Option because of the provisions of Section 42.4.

42.6 All of Tenant’s rights under the provisions of the Option shall terminate and be of no further force or effect even after Tenant’s due and timely exercise of an Option if, after such exercise, but prior to the commencement date of the new term, (a) Tenant fails to pay to Landlord a monetary obligation of Tenant for a period of twenty (20) days after written notice from Landlord to Tenant, (b) Tenant fails to commence to cure a default (other than a monetary default) within thirty (30) days after the date Landlord gives notice to Tenant of such default or (c) Tenant has defaulted under this Lease three (3) or more times and a service or late charge under Section 24.1 has become payable for any such default, whether or not Tenant has cured such defaults.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first above written.

LANDLORD:

BMR-34790 ARDENTECH COURT LLC, a Delaware limited liability company

By:	/s/ Alan D. Gold
Name:	Alan D. Gold
Title:	CEO

TENANT:

THE MACROFLUX CORPORATION, a Delaware corporation

By:
Name:
Title:

EXHIBIT A

RULES AND REGULATIONS

NOTHING IN THESE RULES AND REGULATIONS (“RULES AND REGULATIONS”) SHALL SUPPLANT ANY PROVISION OF THE LEASE. IN THE EVENT OF A CONFLICT OR INCONSISTENCY BETWEEN THESE RULES AND REGULATIONS AND THE LEASE, THE LEASE SHALL PREVAIL.

1. Except as specifically provided in the Lease to which these Rules and Regulations are attached, no sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside of the Premises or the Building or on the Land without Landlord’s prior written consent. Landlord shall have the right to remove, at Tenant’s sole cost and expense and without notice, any sign installed or displayed in violation of this rule.

2. If Landlord objects in writing to any curtains, blinds, shades, screens or hanging plants or other similar objects attached to or used in connection with any window or door of the Premises or placed on any windowsill, which window, door or windowsill is (a) visible from the exterior of the Premises and (b) not included in plans approved by Landlord, then Tenant shall promptly remove said curtains, blinds, shades, screens or hanging plants or other similar objects at its sole cost and expense.

3. Tenant shall not obstruct any sidewalks or entrances to the Building, or any halls, passages, exits, entrances or stairways within the Premises, in any case that are required to be kept clear for health and safety reasons.

4. No deliveries shall be made that impede or interfere with operation of the Premises.

5. Tenant shall not place a load upon any floor of the Premises that exceeds the load per square foot that (a) such floor was designed to carry or (b) that is allowed by Applicable Laws.

6. Tenant shall not use any method of heating or air conditioning other than that shown in the Tenant Improvement plans.

7. Tenant shall not install any radio, television or other antenna, cell or other communications equipment, or any other devices on the roof or exterior walls of the Premises except to the extent shown on approved Tenant Improvements plans. Tenant shall not interfere with radio, television or other communications from or in the Premises or elsewhere.

8. Canvassing, peddling, soliciting and distributing handbills or any other written material within, on or around the Premises are prohibited, and Tenant shall cooperate to prevent such activities.

9. Tenant shall store all of its trash, garbage and Hazardous Materials within its Premises or in designated receptacles outside of the Premises. Tenant shall not place in any such receptacle any material that cannot be disposed of in the ordinary and customary manner of trash, garbage and Hazardous Materials disposal.

10. The Property shall not be used for any improper, immoral or objectionable purpose. No cooking shall be done or permitted on the Property; provided, however, that Tenant may use (a) equipment approved in accordance with the requirements of insurance policies that Landlord or Tenant is required to purchase and maintain pursuant to the Lease for brewing coffee, tea, hot chocolate and similar beverages, (b) microwave ovens for employees’ use and (c) equipment shown on Tenant Improvement plans approved by Landlord; provided, further, that any such equipment and microwave ovens are used in accordance with Applicable Laws.

11. Tenant shall not, without Landlord’s prior written consent, use the name of the Property, if any, in connection with or in promoting or advertising Tenant’s business except as Tenant’s address.

A-1

12. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any Governmental Authority.

13. Tenant assumes any and all responsibility for protecting the Premises from theft, robbery and pilferage, which responsibility includes keeping doors locked and other means of entry to the Premises closed.

14. Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant, but any one-time waiver by Landlord shall not be construed as a continuing waiver of such Rules and Regulations in favor of Tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against Tenant (other than with respect to such one-time waiver).

15. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms covenants, agreements and conditions of the Lease.

16. Landlord reserves the right to make such other and reasonable rules and regulations as, in its judgment, may from time to time be needed for safety and security, the care and cleanliness of the Property, or the preservation of good order therein; provided, however, that Landlord shall provide written notice to Tenant of such rules and regulations prior to them taking effect. Tenant agrees to abide by these Rules and Regulations and any additional rules and regulations issued or adopted by Landlord.

17. Tenant shall be responsible for the observance of these Rules and Regulations by Tenant’s employees, agents, clients, customers, invitees and guests.

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EXHIBIT B

FORM OF ESTOPPEL CERTIFICATE

To:	BMR-34790 Ardentech Court LLC

17140 Bernardo Center Drive, Suite 222

San Diego, CA 92128

Attention: General Counsel

BioMed Realty, L.P.

c/o BioMed Realty Trust, Inc.

17140 Bernardo Center Drive, Suite 222

San Diego, CA 92128

Re:	The Premises (the “Premises”) at 34790 Ardentech Court, Fremont, California (the “Property”)

The undersigned tenant (“Tenant”) hereby certifies to you as follows:

1. Tenant is a tenant at the Property under a lease (the “Lease”) for the Premises dated as of May 1, 2007. The Lease has not been cancelled, modified, assigned, extended or amended [except as follows: [            ]], and there are no other agreements, written or oral, affecting or relating to Tenant’s lease of the Premises or any other space at the Property. The lease term expires on [            ], 20[    ].

2. Tenant took possession of the Premises, currently consisting of [            ] square feet, on [            ], 20[    ], and commenced to pay rent on [            ], 20[    ]. Tenant has full possession of the Premises, has not assigned the Lease or sublet any part of the Premises, and does not hold the Premises under an assignment or sublease[, except as follows: [            ]].

3. All base rent, rent escalations and additional rent under the Lease have been paid through [            ], 20[    ]. There is no prepaid rent[, except $[            ]] [, and the amount of security deposit is $[            ] [in cash] [in the form of a letter of credit]]. Tenant currently has no right to any future rent abatement under the Lease except as otherwise provided in the Lease.

4. Base rent is currently payable in the amount of $[            ] per month.

5. Tenant is currently paying estimated payments of additional rent of $[            ] per month on account of real estate taxes, insurance, management fees and common area maintenance expenses.

6. All work to be performed for Tenant under the Lease has been performed as required under the Lease and has been accepted by Tenant[, except [            ]], and all allowances to be paid to Tenant, including allowances for tenant improvements, moving expenses or other items, have been paid.

7. The Lease is in full force and effect, free from default by Tenant and, to Tenant’s knowledge, by Landlord, and free from any event that could become a default under the Lease, and Tenant has no claims against the landlord or offsets or defenses against rent, and there are no disputes with the landlord. Tenant has received no notice of prior sale, transfer, assignment, hypothecation or pledge of the Lease or of the rents payable thereunder[, except [            ]].

8. Tenant has the following options for the Property: [            ]. Tenant has no rights or options to purchase the Property.

9. To Tenant’s knowledge, no hazardous wastes have been generated, treated, stored or disposed of by or on behalf of the Tenant in, on or around the Property in violation of any environmental laws.

10. The undersigned has executed this Estoppel Certificate with the knowledge and understanding that [INSERT NAME OF LANDLORD, PURCHASER OR LENDER, AS

B-1

APPROPRIATE] or its assignee is acquiring the Property in reliance on this certificate and that the undersigned shall be bound by this certificate. The statements contained herein may be relied upon by [INSERT NAME OF PURCHASER OR LENDER, AS APPROPRIATE], [LANDLORD], BioMed Realty, L.P., BioMed Realty Trust, Inc., and any mortgagee of the Property and their respective successors and assigns.

Any capitalized terms not defined herein shall have the respective meanings given in the Lease.

Dated this [            ] day of [            ], 20[    ].

THE MACROFLUX CORPORATION,
a Delaware corporation

By:
Name:
Title:

B-2

EXHIBIT C

WORK LETTER

This Work Letter (the “Work Letter”) is made and entered into as of the 1st day of May, 2007, by and between BMR-34790 ARDENTECH COURT LLC, a Delaware limited liability company (“Landlord”), and THE MACROFLUX CORPORATION, a Delaware corporation (“Tenant”), and is attached to and made a part of that certain Lease dated as of May 1, 2007 (the “Lease”), by and between Landlord and Tenant for the Premises located at 34790 Ardentech Court in Fremont, California. All capitalized terms used but not otherwise defined herein shall have the meanings given them in the Lease.

1. General Requirements.

1.1. Tenant’s Authorized Representative. Tenant designates Scott Hipsley (“Tenant’s Authorized Representative”) as the person authorized to initial all plans, drawings, changes orders and approvals pursuant to this Work Letter. Landlord shall not be obligated to respond to or act upon any such item until such item has been initialed by Tenant’s Authorized Representative.

1.2. Schedule. The schedule for design and development of Tenant’s Work (as hereinafter defined), including, without limitation, the time periods for preparation and review of construction documents, approvals and performance, shall be in accordance with that certain schedule to be prepared by Landlord and Tenant and attached as Exhibit A to this Work Letter (the “Schedule”). The Schedule shall be subject to adjustment as mutually agreed upon in writing by the parties, or as provided in this Work Letter.

1.3. Architects and Consultants. The architect, engineering consultants, design team, general contractor and subcontractors responsible for the construction of Tenant’s Work shall be selected by Tenant and approved by Landlord. Landlord’s approval of the same shall not be unreasonably withheld or delayed. Landlord hereby approves of CDI Life Sciences and Briggs & Associates as Tenant’s architects, and XL Construction as Tenant’s general contractor.

2. Tenant’s Work.

2.1. Tenant Work Plans. All work to be performed on the Premises shall be performed by Tenant (“Tenant’s Work”) at Tenant’s sole cost and expense and without cost to Landlord (except for the Total TI Allowance) and in accordance with the Approved Plans (as defined below). The quality of Tenant’s Work shall be of a nature and character not less than (a) the quality of the tenant improvements in place at the Building and the Land as of the date of the Lease and (b) the Building Standard. The design drawings, plans and specifications listed on Schedule 2.1 to this Work Letter (the “Tenant Work Plans”) are the initial list of plans that Tenant shall develop and submit to Landlord for approval. Tenant shall prepare and submit to Landlord for approval schematics covering Tenant’s Work prepared in conformity with the applicable provisions of this Work Letter (the “Draft Plans”). The draft Plans shall contain sufficient information and detail to accurately describe Tenant’s proposed design to Landlord and such other information as Landlord may reasonably request. Tenant shall be solely responsible for ensuring that the Tenant Work Plans and the Draft Plans satisfy Tenant’s obligations for Tenant’s Work. Subject to its review of detailed plans and specifications therefor, Landlord hereby approves of the work described in the conceptual space plan attached hereto as Exhibit B (provided that (a) the “Proposed Service Yard Expansion” designated thereon shall be subject to adjustment and/or relocation to dimensions and a location reasonably acceptable to Landlord and (b) Landlord shall not be deemed to be unreasonable if Landlord objects to such dimensions and location if the number of parking spaces at the Property would be decreased by such dimensions and location) and agrees that (y) Landlord will not withhold its consent to the Tenant Work Plans, Draft Plans or Approved Plans to the extent consistent therewith and (z) Tenant may surrender such work in the Premises at the end of the Lease term.

2.2. Landlord Approval of Plans. Landlord shall notify Tenant in writing within ten (10) business days after receipt of the Draft Plans whether Landlord approves or objects to the

Draft Plans and of the manner, if any, in which the Draft Plans are unacceptable. Landlord shall not object to any Draft Plans that satisfy the requirements set forth in Section 2.1 or otherwise unreasonably object to such plans. If Landlord objects to the Draft Plans, then Tenant shall revise the Draft Plans and cause Landlord’s objections to be remedied in the revised Draft Plans. Tenant shall then resubmit the revised Draft Plans to Landlord for approval. Landlord’s approval of or objection to revised Draft Plans and Tenant’s correction of the same shall be in accordance with this Section 2.2, until Landlord has approved the Draft Plans in writing. The iteration of the Draft Plans that is approved by Landlord without objection shall be referred to herein as the “Approved Plans.”

2.3. Completion of Tenant’s Work. Tenant shall perform and complete Tenant’s Work (a) in strict conformance with the Approved Plans, (b) otherwise in compliance with the Lease and (c) in accordance with Applicable Laws, Landlord’s insurance carriers and the board of fire underwriters having jurisdiction over the Property and the Premises. Completion of Tenant’s Work shall be subject to Landlord’s approval.

2.4. Conditions to Performance of Tenant’s Work. Prior to the commencement of Tenant’s Work, Tenant shall submit to Landlord for Landlord’s approval (which approval Landlord shall not unreasonably withhold) a list (the “Contractor List”) of project managers, contractors and subcontractors that will perform Tenant’s Work. Landlord shall give Tenant notice in writing of its approval or disapproval of the Contractor List with ten (10) business days after Landlord’s receipt of the same. If Landlord disapproves of one or more parties on the Contractor List, Tenant shall revise the Contractor List and resubmit the same to Landlord for Landlord’s approval in accordance with the preceding two sentences. If permitted by Section 17.5 of the Lease, Landlord may require that Tenant’s contractors and subcontractors provide the bonds provided for in Section 17.5 of the Lease. For all subcontracts in excess of Two Hundred Fifty Thousand Dollars ($250,000), Tenant shall require its general contractor to provide Tenant with at least two (2) competitive bids.

2.5. Requests for Consent. Landlord shall respond to all requests for consents, approvals or directions made by Tenant pursuant to this work Letter within (10) business days following Landlord’s receipt of such request. Landlord’s failure to respond within such ten (10)-day period shall be deemed approval by Landlord.

3. Tenant’s Construction Obligations Shall Not Delay Commencement of the Term. Notwithstanding any Tenant Work to be performed by Tenant, the commencement of the Term and Tenant’s obligation to pay Rent shall not, under any circumstance, be extended or delayed except that the Term Commencement Date shall be delayed by one (1) day for each day Tenant is actually delayed in its completion of Tenant’s Work due to a breach by Landlord of its obligations under the Lease or this Work Letter, governmental strikes, war, terrorism, embargos or civic unrest. Tenant shall perform promptly such of its obligations contained in this Work Letter as are to be performed by it. Tenant shall also observe and perform all of its obligations under this Lease from the Execution Date, subject to Section 2.1 of the Lease.

4. Completion of Tenant’s Construction Obligations. Tenant, at its sole cost and expense (except for the Total TI Allowance), shall complete Tenant’s Work described in this Work Letter in all respects in accordance with the provisions of the Lease and this Work Letter. Tenant’s Work shall be deemed completed at such time as Tenant, at its sole cost and expense (except for the Total TI Allowance) shall furnish to Landlord (a) evidence reasonably satisfactory to Landlord that (i) all Tenant’s Work has been completed and paid for in full (which shall be evidenced by the architect’s certificate of completion and the general contractor’s and each subcontractor’s and material supplier’s final waivers and releases of liens), (ii) any and all liens related to Tenant’s Work have either been discharged of record (by payment, bond, order of a court of competent jurisdiction or otherwise) or waived by the party filing such lien and (iii) no security interests relating to Tenant’s Work are outstanding, (b) all certifications and approvals with respect to Tenant’s Work that may be required from any Governmental Authority and any board of fire underwriters or similar body for the use and occupancy of the Premises, (c) certificates of insurance required by the Lease to be purchased and maintained by Tenant, and (d) an affidavit from Tenant’s architect certifying that all work performed in, on or about the Premises is in accordance with the Approved Plans. Tenant shall, as soon as reasonably practicable, provide to Landlord complete drawing print sets and electronic CADD files on disc of all contract documents for work performed by their architect and engineers in relation to Tenant’s Work.

5. Insurance. Prior to commencing Tenant’s Work, Tenant shall provide, or shall cause Tenant’s contractors and subcontractors to provide, to Landlord, in addition to the insurance required of Tenant pursuant to the Lease, statutory Workers’ Compensation insurance as required by Applicable Laws.

6. Liability. Except to the extent arising from Landlord’s negligence, willful misconduct, or breach of the Lease or this Work Letter, Tenant assumes sole responsibility and liability for any and all injuries or the death of any persons, including Tenant’s contractors and subcontractors and their respective employees, and for any and all damages to property caused by, resulting from or arising out of any act or omission on the part of Tenant, Tenant’s contractors or subcontractors, or their respective employees in the prosecution of Tenant’s Work. Tenant agrees to indemnify, defend, protect and save free and harmless Landlord and Landlord’s affiliates, agents and employees from and against all losses and expenses, including reasonable attorneys’ fees and expenses, that Landlord may incur as the result of claims or lawsuits due to, because of, or arising out of any and all such injuries, death or damage, whether real or alleged, and Tenant and Tenant’s contractors and subcontractors shall assume and defend at their sole cost and expense all such claims or lawsuits; provided, however, that nothing contained in this Work Letter shall be deemed to indemnify or otherwise hold Landlord harmless from or against liability caused by Landlord’s negligence or willful misconduct or breach of the Lease or this Work Letter. Any deficiency in design or construction of Tenant’s Work shall be solely the responsibility of Tenant, notwithstanding the fact that Landlord may have approved of the same in writing. All material and equipment furnished by Tenant as Tenant’s Work shall be new or “like new” and Tenant’s Work shall be performed in a first-class, workmanlike manner.

7. Total TI Allowance.

7.1. Application of Total TI Allowance. Landlord shall contribute the Total TI Allowance toward the costs and expenses incurred in connection with the performance of Tenant’s Work (including costs and expenses incurred prior to the date of execution of the Lease with respect to the Building and including the items listed below), in accordance with the terms and provisions of the Lease. If the entire Total TI Allowance is not applied toward or reserved for the costs of Tenant’s Work, Tenant shall not be entitled to a credit of such unused portion of the Total TI Allowance.

•	All required architectural, engineering, and construction management fees

•	Building permits;

•	Interior demolition;

•	Wet laboratory build-out including all lab casework and fume hoods;

•	All required HVAC and electrical requirements;

•	All DI and WIFI water systems;

•	All manufacturing clean room construction, including corridors, gowning and all other related infrastructure;

•	All required office renovations and improvements;

•	Exterior equipment yard needs to accommodate manufacturing and laboratories;

•	All required central MEP systems;

•	All required offsite utilities; and

•	Mechanical room build-out.

7.2. Approval of Budget for Tenant’s Work. Notwithstanding anything to the contrary set forth elsewhere in this Work Letter or the Lease, Landlord shall not have any obligation to advance to Tenant any portion of the Total TI Allowance until Landlord shall have approved in writing the budget for the Tenant’s Work (the “Approved Budget”). Prior to Landlord’s approval of the Approved Budget, which approval Landlord shall reasonably give or withhold within ten (10) business days of Tenant’s presentation of the proposed budget, Tenant shall pay all of the costs and expenses incurred in connection with Tenant’s Work as they become due.

Landlord shall not be obligated to reimburse Tenant for costs or expenses relating to Tenant’s Work that exceed either (a) the amount of the Total TI Allowance (other than pursuant to Section 8.2) or (b) the Approved Budget, either on a line item or overall basis.

7.3. Advance Requests. Upon submission by Tenant to Landlord of (a) a statement (an “Advance Request”) setting forth the total amount requested, (b) a detailed summary of the Tenant’s Work performed using AIA standard form Application for Payment (G 702) executed by the general contractor and by the architect, (c) conditional lien releases from the general contractor and each subcontractor and material supplier with respect to the portion of Tenant’s Work corresponding to the Advance Request (and final lien releases for any work covered by earlier Advance Requests), then Landlord shall, within five (5) business days following receipt by Landlord of an Advance Request and the accompanying materials required by this Section 7.3, advance to Tenant the amount set forth in such Advance Request; provided, however, that, with respect to any Advance Requests subject to the limits set forth in Section 7.2, Landlord shall advance to Tenant the requested amount as limited by Section 7.2.

7.4. Application of the Total TI Allowance. Tenant may apply the Total TI Allowance for the payment of construction and other costs (including, without limitation, standard laboratory improvements; finishes; building fixtures; building permits; and architectural, engineering, design and consulting fees and the items listed in Section 7.1 above), in each case as reflected in the Approved Budget and the Approved Plans. In no event shall the Total TI Allowance be applied to the purchase of any furniture, personal property or other non-building system equipment. Notwithstanding the foregoing, Landlord shall be solely responsible for (and Tenant shall have no responsibility for and the Total TI Allowance shall not be used for) the following: (a) costs incurred due to the presence of Hazardous Materials in the Property or the surrounding area, for which costs Landlord is otherwise responsible pursuant to the terms of the Lease, including Section 39.8; (b) costs incurred as a consequence of a breach by Landlord of its obligations under the Lease or this Work Letter; and (c) costs to bring the Property into compliance with Applicable Laws.

8. Changes. Any changes to Tenant’s Work (each, a “Change”) requested by Landlord or Tenant after Landlord approves the Approved Plans in writing shall be requested and instituted in accordance with the provisions of this Section 8 and shall be subject to the reasonable written approval of the other party.

8.1. Changes Requested by Tenant.

(a) Tenant may request Changes after Landlord approves the Approved Plans by notifying Landlord thereof in writing in substantially the same form as the AIA standard change order form (a “Tenant Change Order Request”), which Tenant Change Order Request shall detail the nature and extent of any requested Changes. If the nature of a Change requires revisions to the Approved Plans, then Tenant shall be solely responsible for the cost and expense of such revisions. Tenant Change Order Requests shall be signed by Tenant’s Authorized Representative.

(b) Landlord shall approve or reject any Tenant Change Order Requests in accordance with to the procedures established pursuant to Section 2. If Landlord does not approve in writing a Tenant Change Order Request, then such Tenant Change Order Request shall be deemed rejected by Landlord, and Tenant shall not be permitted to alter Tenant’s Work as contemplated by such Tenant Change Order Request.

8.2. Changes Requested by Landlord. Landlord may request Changes after Landlord approves the Approved Plans by notifying Tenant thereof in writing landlord shall request such landlord changes by notifying tenant in writing in substantially the same form as the AIA standard change order form (a “Landlord Change Order Request”), which Landlord Change Order Request shall detail the nature and extent of any requested Changes. If the nature of a Change requires revisions to the Approved Plans, then Landlord shall be solely responsible for the cost and expense of such revisions. Landlord shall reimburse Tenant for all additional costs and expenses payable by Tenant to complete Tenant’s Work due to a Landlord-requested Change in accordance with the payment provisions of this Work Letter.

8.3. Preparation of Estimates. Tenant shall, before proceeding with any Change, use its best efforts, prepare as soon as is reasonably practicable (but in no event more than five (5) business days after delivering a Tenant Change Order Request to Landlord or receipt of a Landlord Change Order Request) an estimate of the increased costs or savings that would result from such Change, as well as an estimate on such Change’s effects on the Schedule. Landlord shall have five (5) business days after receipt of such information from Tenant to (a) in the case of a Tenant Change Order Request, approve or reject such Tenant Change Order Request in writing, or (b) in the case of a Landlord Change Order Request, notify Tenant in writing of Landlord’s decision either to proceed with or abandon the Landlord-requested Change.

9. Miscellaneous.

9.1. Headings, Etc. Where applicable in this Work Letter, the singular includes the plural and the masculine or neuter includes the masculine, feminine and neuter. The section headings of this Work Letter are not a part of this Work Letter and shall have no effect upon the construction or interpretation of any part hereof.

9.2. Time of the Essence. Time is of the essence with respect to the performance of every provision of this Work Letter in which time of performance is a factor.

9.3. Covenants. Each provision of this Work Letter performable by Tenant shall be deemed both a covenant and a condition.

9.4. Consent. Whenever consent or approval of either party is required, that party shall not unreasonably withhold such consent or approval, except as may be expressly set forth to the contrary.

9.5. Entire Agreement. The terms of this Work Letter are intended by the parties as a final expression of their agreement with respect to the terms as are included herein, and may not be contradicted by evidence of any prior or contemporaneous agreement, other than the Lease.

9.6. Invalid Provisions. Any provision of this Work Letter that shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof, and all other provisions of this Work Letter shall remain in full force and effect and shall be interpreted as if the invalid, void or illegal provision did not exist.

9.7. Construction. The language in all parts of this Work Letter shall be in all cases construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.

9.8. Assigns. Each of the covenants, conditions and agreements herein contained shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs; legatees; devisees; executors; administrators; and permitted successors, assigns, sublessees. Nothing in this Section 9.8 shall in any way alter the provisions of the Lease restricting assignment or subletting.

9.9. Authority. Landlord and Tenant guarantee, warrant and represent that the individual or individuals signing this Work Letter on the behalf of Landlord and Tenant, as appropriate, have the power, authority and legal capacity to sign this Work Letter on behalf of and to bind all entities, corporations, partnerships, limited liability companies, joint venturers or other organizations and entities on whose behalf said individual or individuals have signed.

9.10. Counterparts. This Work Letter may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Work Letter to be effective on the date first above written.

LANDLORD:

BMR-34790 ARDENTECH COURT LLC, a Delaware limited liability company

By:	/s/ Alan D. Gold
Name:	Alan D. Gold
Title:	CEO

TENANT:

THE MACROFLUX CORPORATION, a Delaware corporation

By:
Name:
Title:

EXHIBIT A TO EXHIBIT C

SCHEDULE

[To be attached]

C-A-1

EXHIBIT B TO EXHIBIT C

CONCEPTUAL WORK PLAN

C-B-1

SCHEDULE 2.1 TO EXHIBIT C

TENANT WORK PLANS

Architectural Drawings

1. Site plan

2. Floor and reflected ceiling plans

3. Elevations (exterior and interior)

4. Sections (building and wall)

5. Details (exterior and interior)

6. Schedules (doors, windows, finishes, etc.)

Engineering Drawings

1. Mechanical

2. Plumbing

3. Electrical

4. Fire protection

5. Civil engineering

6. Landscape architecture

Specifications – Required for all disciplines listed above

C-2.1-1

EXHIBIT D

ACKNOWLEDGEMENT OF OCCUPANCY DATE

WITH RESPECT TO EARLY ACCESS PREMISES

This Acknowledgement of Occupancy Date with Respect to Early Access Premises is entered into as of [            ], 20[    ], with reference to that certain Lease (the “Lease”) dated as of May 1, 2007, by THE MACROFLUX CORPORATION, a Delaware corporation (“Tenant”), in favor of BMR-34790 ARDENTECH COURT LLC, a Delaware limited liability company (“Landlord”). All capitalized terms used herein without definition shall have the meanings ascribed to them in the Lease.

Tenant hereby confirms the following:

1. Tenant accepted possession of the Premises on [            ], 2007.

2. Tenant commenced occupancy of the premises attached as Exhibit A hereto (the “Early Access Premises”) for the Permitted Use on [            ], 20[    ].

3. The Lease is in full force and effect, and the same represents the entire agreement between Landlord and Tenant concerning the Premises[, except [            ]].

4. Tenant has no existing defenses against the enforcement of the Lease by Landlord, and there exist no offsets or credits against Rent owed or to be owed by Tenant.

5. The obligation to pay Operating Expenses with respect to the Early Access Premises is presently in effect and the commencement date of such obligation [            ], 20[    ].

6. The undersigned Tenant has not made any prior assignment, transfer, hypothecation or pledge of the Lease or of the rents thereunder or sublease of the Premises or any portion thereof.

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D-1

IN WITNESS WHEREOF, the parties hereto have executed this Acknowledgement of Occupancy Date with Respect to Early Access Premises as of [            ], 20[    ].

TENANT:

THE MACROFLUX CORPORATION, a Delaware corporation

By:
Name:
Title:

D-2

EXHIBIT A TO EXHIBIT D

EARLY ACCESS PREMISES

E-1

EXHIBIT E

FORM OF ADDITIONAL TENANT IMPROVEMENT ALLOWANCE

ACCEPTANCE LETTER

[TENANT LETTERHEAD]

BMR-34790 Ardentech Court LLC

17140 Bernardo Center Drive, Suite 222

San Diego, California 92128

Attn: General Counsel/Real Estate

[Date]

Re:	Additional Tenant Improvement Allowance

To Whom It May Concern:

This letter concerns that certain Lease dated as of May 1, 2007 (the “Lease”), between BMR-34790 Ardentech Court LLC (“Landlord”) and The Macroflux Corporation (“Tenant”). Capitalized terms not otherwise defined herein shall have the meanings given them in the Lease.

Tenant hereby notifies Landlord that it wishes to exercise its right to utilize the [First][Second][Third] Additional Tenant Improvement Allowance pursuant to Section 4.5(b) of the Lease.

If you have any questions, please do not hesitate to call [            ] at ([        ]) [        ]-[        ].

Sincerely,

[Name]

[Title of Authorized Signatory]

Cc:	Steve Willey

John Wilson

Kevin Simonsen

E-1

EXHIBIT F

ACKNOWLEDGEMENT OF TERM COMMENCEMENT DATE AND TERM

EXPIRATION DATE

THIS ACKNOWLEDGEMENT OF TERM COMMENCEMENT DATE AND TERM EXPIRATION DATE is entered into as of [            ], 20[    ], with reference to that certain Lease (the “Lease”) dated as of May 1, 2007, by THE MACROFLUX CORPORATION, a Delaware corporation (“Tenant”), in favor of BMR-34790 Ardentech Court LLC, a Delaware limited liability company (“Landlord”). All capitalized terms used herein without definition shall have the meanings ascribed to them in the Lease.

Tenant hereby confirms the following:

1. Tenant accepted possession of the Premises on [            ], 20[    ].

2. The Tenant Improvements required to be constructed by Landlord under the Lease have been substantially completed.

3. To Tenant’s knowledge, without inquiry, all conditions of the Lease to be performed by Landlord as a condition to the full effectiveness of the Lease have been satisfied, and Landlord has fulfilled all of its duties in the nature of inducements offered to Tenant to lease the Premises.

4. In accordance with the provisions of Section [4.2] of the Lease, the Term Commencement Date is [            ], 20[    ], and, unless the Lease is terminated prior to the Term Expiration Date pursuant to its terms, the Term Expiration Date shall be [            ], 20[    ].

5. Tenant commenced occupancy of the Premises for the Permitted Use on [            ], 20[    ].

6. The Lease is in full force and effect, and the same represents the entire agreement between Landlord and Tenant concerning the Premises[, except [            ]].

7. Tenant has no existing defenses against the enforcement of the Lease by Landlord, and there exist no offsets or credits against Rent owed or to be owed by Tenant.

8. The obligation to pay Rent is presently in effect and all Rent obligations on the part of Tenant under the Lease commenced to accrue on [            ], 20[    ].

9. The undersigned Tenant has not made any prior assignment, transfer, hypothecation or pledge of the Lease or of the rents thereunder or sublease of the Premises or any portion thereof.

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F-1

IN WITNESS WHEREOF, the parties hereto have executed this Acknowledgment of Term Commencement Date and Term Expiration Date as of [            ], 20[    ].

TENANT:

[            ],

a [            ]

By:
Name:
Title:

F-2